                                                                  EXHIBIT 10.52

                               OPERATING AGREEMENT

                         GREEN VALLEY RANCH GAMING, LLC

                                TABLE OF CONTENTS

                                                                                                      PAGE
ARTICLE I DEFINITIONS...................................................................................1
        1.1      DEFINITIONS............................................................................1

ARTICLE II FORMATION...................................................................................16
        2.1      FORMATION.............................................................................16
        2.2      NAME..................................................................................16
        2.3      PURPOSES AND POWERS...................................................................16
        2.4      REGISTERED AGENT AND REGISTERED OFFICE................................................17

ARTICLE III MANAGEMENT.................................................................................17
        3.1      THE MANAGER...........................................................................17
        3.2      EXPENSE OF CONSTRUCTION...............................................................18
        3.3      MANAGER'S DUTIES DURING PRE-OPENING PERIOD............................................18
        3.4      MANAGER'S ADDITIONAL DUTIES, INCLUDING DURING OPERATIONAL PERIOD......................20
        3.5      COMPENSATION OF THE MANAGER...........................................................28
        3.6      REMOVAL OF MANAGER....................................................................28
        3.7      OFFICERS..............................................................................30
        3.8      CONFLICTS OF INTEREST.................................................................30
        3.9      TAX MATTERS PARTNER...................................................................31
        3.10     LIABILITY OF MEMBERS AND MANAGER......................................................32
        3.11     PROHIBITION AGAINST PUBLICLY TRADED PARTNERSHIP.......................................32
        3.12     THE EXECUTIVE COMMITTEE...............................................................32
        3.13     DECISIONS SUBJECT TO EXECUTIVE COMMITTEE APPROVAL.....................................32
        3.14     PLACE OF MEETINGS AND MEETINGS BY TELEPHONE...........................................33
        3.15     REGULAR MEETINGS......................................................................33
        3.16     SPECIAL MEETINGS......................................................................33
        3.17     QUORUM................................................................................33
        3.18     MANNER OF ACTING......................................................................33
        3.19     WAIVER OF NOTICE......................................................................33
        3.20     ADJOURNMENT...........................................................................33
        3.21     ACTION WITHOUT A MEETING..............................................................34
        3.22     RESIGNATION...........................................................................34
        3.23     REMOVAL...............................................................................34
        3.24     VACANCIES.............................................................................34
        3.25     COMPENSATION TO EXECUTIVE COMMITTEE MEMBERS...........................................34
        3.26     LIABILITY TO THIRD PARTIES............................................................34
        3.27     NO GUARANTEE OF RETURN BY MEMBERS OF THE EXECUTIVE COMMITTEE..........................34
        3.28     TRANSACTIONS WITH COMPANY OR OTHERWISE................................................34
        3.29     INDEMNIFICATION.......................................................................35

ARTICLE IV FINANCIAL MATTERS...........................................................................35
        4.1      INITIAL CAPITAL CONTRIBUTIONS.........................................................35
        4.2      ADDITIONAL CAPITAL CONTRIBUTIONS......................................................38

                                       i

        4.3      DEFAULT...............................................................................39
        4.4      ALLOCATION OF PROFITS AND LOSSES......................................................43
        4.5      DISTRIBUTIONS.........................................................................45

ARTICLE V MEMBERS; TRANSFER OF INTERESTS...............................................................46
        5.1      ADMISSION.............................................................................46
        5.2      TRANSFER OF INTERESTS.................................................................46
        5.3      GAMING LICENSING......................................................................48
        5.4      REQUIRED MEMBER APPROVALS.............................................................49
        5.5      PLACE OF MEETINGS AND MEETINGS BY TELEPHONE...........................................49
        5.6      ANNUAL MEETING........................................................................49
        5.7      SPECIAL CALL OF MEETINGS..............................................................50
        5.8      NOTICE OF MEETINGS OF MEMBERS.........................................................50
        5.9      MANNER OF GIVING NOTICE...............................................................50
        5.10     ADJOURNED MEETING; NOTICE.............................................................50
        5.11     QUORUM; VOTING........................................................................50
        5.12     WAIVER OF NOTICE BY CONSENT OF ABSENT MEMBERS.........................................50
        5.13     MEMBER ACTION BY WRITTEN CONSENT WITHOUT A MEETING....................................51
        5.14     RECORD DATE FOR MEMBER NOTICE, VOTING, AND GIVING CONSENTS............................51
        5.15     IN  GENERAL...........................................................................51

ARTICLE VI DISSOLUTION, LIQUIDATION AND TERMINATION....................................................53
        6.1      DISSOLUTION...........................................................................53
        6.2      LIQUIDATION AND TERMINATION...........................................................53
        6.3      ARTICLES OF DISSOLUTION...............................................................54
        6.4      NEGATIVE CAPITAL ACCOUNTS.............................................................54
        6.5      DEEMED DISTRIBUTION AND RECONTRIBUTION................................................54
        6.6      LIMITATIONS ON RIGHTS OF MEMBERS......................................................54

ARTICLE VII AMENDMENTS.................................................................................54
        7.1      AMENDMENTS GENERALLY..................................................................54
        7.2      AMENDMENTS BY THE EXECUTIVE COMMITTEE.................................................55

ARTICLE VIII MISCELLANEOUS.............................................................................55
        8.1      NOTICES...............................................................................56
        8.2      BINDING EFFECT........................................................................56
        8.3      HEADINGS..............................................................................56
        8.4      SEVERABILITY..........................................................................56
        8.5      FURTHER ACTION........................................................................56
        8.6      GOVERNING LAW.........................................................................56
        8.7      WAIVER OF ACTION FOR PARTITION........................................................56
        8.8      COUNTERPART EXECUTION.................................................................56
        8.9      CPI ADJUSTMENT........................................................................56
        8.10     PUBLICITY.............................................................................56
        8.11     TRANSITION AS MANAGER.................................................................57
        8.12     BROKER FEES...........................................................................57

LIST OF EXHIBITS
Exhibit A   List of Investment Banking Firms
Exhibit B   Fertitta Family Members
Exhibit C   GCR Gaming Guarantor, LLC Guaranty
Exhibit D   Infrastructure Improvements
Exhibit E   Initial Members and Membership Interests
Exhibit F   Permitted Exceptions
Exhibit G   Legal Description of Resort Property
Exhibit H   Example of Shared Expenses
Exhibit I   Station Guaranty
Exhibit J   Articles of Organization
Exhibit K   Grant, Bargain and Sale Deed
Exhibit L   GCR Property Representations
Exhibit M   Notice Addresses

LIST OF SCHEDULES
Schedule I  Contracts
Schedule II Legal Proceedings

                               OPERATING AGREEMENT

                         GREEN VALLEY RANCH GAMING, LLC

         Operating Agreement dated as of March 10, 2000 (the "EFFECTIVE DATE"), among Green Valley Ranch Gaming, LLC, a Nevada limited-liability company (the "COMPANY"), GCR Gaming, LLC, a Nevada limited-liability company ("GCR"), GV Ranch Station, Inc., a Nevada corporation ("STATION") and a wholly-owned subsidiary of Station Casinos, Inc. ("PARENT"), and Station in its capacity as the Manager (as hereinafter defined).

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. The following capitalized words and phrases have the indicated meanings in this Agreement:

         "ACT" means Chapter 86 of the Nevada Revised Statutes, as amended from time to time (and any corresponding provisions of succeeding law).

         "ADDITIONAL CONTRIBUTION DEFAULT" has the meaning set forth in SECTION 4.3(b)(i).

         "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (1) Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (2) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "AFFILIATE" means, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person (excluding employees of a Person, other than executive officers and board members of such Person), (ii) any Person who is an officer or director of any Person described in Clause (i) of this definition, (iii) with respect to GCR, any Greenspun Family Member, and with respect to either Parent or Station, any Fertitta Family Member, or (iv) any family member of any Person described in Clause (iii). For purposes of this definition, the term "family member" shall be deemed to be the spouses and lineal descendants of the Persons described in Clause (iii).

         "AFFILIATE TRANSACTION" has the meaning set forth in SECTION 3.8(B).

         "AGREEMENT" means this Operating Agreement, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

         "ANNUAL PLAN AND OPERATING BUDGET" means the operating plan and budget for each Fiscal Year during the Operating Period, as proposed by the Manager and approved by the Executive Committee pursuant to the terms of this Agreement, setting forth in reasonable detail the Company's projected Gross Revenues, Operating Expenses, debt service requirements and capital expenditure and working capital requirements, including in each case the components thereof. The annual plan also shall include a concise written narrative regarding any material changes to the Project's operating standards, policies and procedures or to the Company's projections regarding the components of Gross Revenues or Operating Expenses.

         "APPRAISED VALUE" means, in the case of a Membership Interest, the fair market value thereof as determined by agreement of Station and GCR or, in the event that Station and GCR are unable to agree upon such value within 30 days after the requirement to determine Appraised Value arises, as determined by one investment banking firm selected jointly by (and paid equally by) Station and GCR from the list attached hereto as EXHIBIT A; provided, however, if either Station or GCR give written notice to the other within 5 days after the expiration of the foregoing 30-day period that it desires to have 3 investment banking firms determine the Appraised Value of the Membership Interests, rather than one investment banking firm, or if Station and GCR are unable to agree on one investment banking firm within such 30-day period, the decision shall be made by three investment banking firms one of which shall be selected and paid by Station from EXHIBIT A and one shall be selected and paid by GCR from EXHIBIT A within 15 days after the expiration of the foregoing 30-day period and one shall be selected from EXHIBIT A by the two investment banking firms so selected within 15 days after the expiration of the foregoing 15-day period and paid equally by Station and GCR. In the event that there is one investment banking firm, its determination shall be the Appraised Value. If there are three investment banking firms, the Appraised Value shall be the average of the two closest determinations in dollar value made by the three investment banking firms as so selected. The determination of Appraised Value pursuant to the foregoing process shall be final and binding on all parties. The determination of the fair market value by the investment banking firms shall be based on the value of the Company as a going concern (without any discount for lack of liquidity, restrictions on transferability or minority interest), but less any Company indebtedness, multiplied by the percentage ownership interest represented by the Membership Interest in question.

         "ARTICLES" means the Articles of Organization of the Company filed with the Nevada Secretary of State on November 19, 1999.

         "AVAILABLE FUNDS LETTER" means a letter from a national bank, investment banking company or certified public accounting firm stating that GCR Gaming Guarantor, LLC or Parent, as the case may be, has sufficient cash, available credit line, readily marketable securities or other evidence of ability to pay $125,000,000 in the case of GCR Gaming Guarantor, LLC, or to pay $150,000,000 in the case of Parent, as of the date of such letter.

         "BANK ACCOUNTS" means those bank or financial institution accounts as are necessary for the construction, day-to-day and long-term management and operation of the Project, including the Operating Bank Account and the Reserve Fund.

         "BANKRUPT" means with respect to any Member the occurrence of any of the following:

                  (3) Filing a voluntary petition in bankruptcy or for reorganization or for adoption of an arrangement under the United States Bankruptcy Code;

                  (4) Making a general assignment for the benefit of creditors;

                  (5) The appointment by a court of a receiver for all or substantially all of the assets of such Member;

                  (6) The entry of an order for relief in the case of an involuntary petition in bankruptcy; or

                  (7) The assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of the Member's assets.

         "BASE MANAGEMENT FEE" means the base management fee to be paid to the Manager pursuant to SECTION 3.5(a).

         "CAPITAL ACCOUNT" means, with respect to any Member, the capital account maintained for such Member in accordance with the following provisions:

                  (8) To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Profits and any items in the nature of income or gain that are specially allocated to such Member pursuant to SECTION 4.4(c) hereof, and the amount of any Company liabilities assumed by such Member or that are secured by any Company property distributed to such Member;

                  (9) To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property other than money distributed to such Member pursuant to any provision of this Agreement (other than payments made pursuant to SECTION 3.5 hereof) and such Member's distributive share of Losses and any items in the nature of expenses or losses that are specially allocated to such Member pursuant to SECTION 4.4(c) hereof;

                  (10) In the event that all or any part of a Membership Interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred interest; and

                  (11) In determining the amount of any liability for purposes of the foregoing Clauses (i) and (ii) of this definition of Capital Account, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. The Manager shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with
Section 1.704-1(b) of the Regulations.

         "CAPITAL CONTRIBUTION" means, with respect to a Member as of any date, the amount of money and other property actually contributed to the Company by such Member through such date. The amount of a Capital Contribution made in property other than money shall be the fair market value, net of assumed liabilities, of the contributed property as determined in good faith by the Executive Committee; provided, however, GCR's Initial Capital Contribution (including the Resort Property) shall have the value ascribed in SECTION 4.1(a)).

         "CAPITAL IMPROVEMENTS AND REPLACEMENTS" means a capital expenditure, as defined under GAAP, for a modification, refurbishment, alteration, addition, improvement or renovation to any portion of the Project, including the Furniture, Fixtures and Equipment associated with the Project.

         "CHANGE IN CONTROL" means, in the case of Station, either of the following:

                  (12) Neither Frank Fertitta, III, Blake Sartini or Lorenzo J. Fertitta, or their respective lineal descendants, are, for a period of ninety (90) days or more in any calendar year, the chief executive officer of Parent with the powers, duties and authority commensurate with such office; or

                  (13) Parent or a wholly-owned subsidiary of Parent ceases to own 100% of the capital stock of Station.

         For the purposes of the definition of "PARENT," "Parent" shall include any entity that survives a merger or consolidation in the event Parent merges with or consolidates into another entity and any entity that acquires all or substantially all of the assets of Parent in the event that Parent sells, transfers or otherwise disposes of all or substantially all of its assets.

         "CHANGE IN CONTROL CALL" has the meaning set forth in SECTION 5.2(b).

         "CHANGE IN CONTROL PUT" has the meaning set forth in SECTION 5.2(b).

         "CHANGE IN CONTROL PUT EXERCISE NOTICE" has the meaning set forth in
SECTION 5.2(b).

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

         "CONSTRUCTION FINANCING" means third-party debt financing for the construction of the Project.

         "CONSTRUCTION MANAGER" means the individual selected and appointed by the Manager with the prior approval of the Executive Committee to manage and supervise the construction activities of the Project on a day-to-day basis.

         "CONSTRUCTION PLAN" means the comprehensive construction plan for the Project submitted by a construction firm selected by the Executive Committee, including the estimated time frame for completion and implementation of such plan, which Construction Plan shall be approved by the Executive Committee. The Construction Plan may be approved as a whole or in segments or by components by the Executive Committee.

         "CPI ADJUSTMENT" has the meaning set forth in SECTION 8.9.

         "DEFAULT AMOUNT" has the meaning set forth in SECTION 4.3(b)(i).

         "DEFAULT CALL" has the meaning set forth in SECTION 4.3(d).

         "DEFAULT CONTRIBUTION" has the meaning set forth in SECTION 4.3(b)(i).

         "DEFAULT DISTRIBUTIONS" has the meaning set forth in SECTION 4.3(b)(i).

         "DEFAULT PUT" has the meaning set forth in SECTION 4.3(d)(ii).

         "DEFAULT PUT EXERCISE DATE" has the meaning set forth in SECTION 4.3(d)(ii).

         "DEFAULT REPAYMENT EVENT" has the meaning set forth in SECTION 4.3(B)(ii).

         "DESIGN, DEVELOPMENT AND CONSTRUCTION BUDGET" means the aggregate hard and soft costs of construction of the Project, proposed by the Manager and approved by the Executive Committee, including real estate costs, all costs associated with the Resort Property, Vertical Improvements and Infrastructure Improvements, allowances for Furniture, Fixtures and Equipment attached or used within the Project, construction and design fees, permits and licenses, Pre-Opening Program costs, capitalized interest, and all associated financing fees through the date that the Project receives a final certificate of occupancy from the applicable governmental authority. The Design, Development and Construction Budget may be approved as a whole or in segments or by components (e.g., the Infrastructure Improvements separate from the Vertical Improvements, or components of the Vertical Improvements, such as interior furnishings as compared to the foundation and exterior facade, etc.).

         "DESIGN PLAN" means the architectural, interior design and landscaping plans for the Project submitted by architectural, interior design and landscaping firms selected by the Manager and approved by the Executive Committee, which Design Plan shall be approved by the Executive Committee. The Design Plan may be approved as a whole or in segments or by components by the Executive Committee.

         "DILUTION DATE" has the meaning set forth in SECTION 4.3(d).

         "DILUTION INTEREST" has the meaning set forth in SECTION 4.3(b)(i).

         "DILUTION INTEREST PAYMENT AMOUNT" has the meaning set forth in SECTION 4.3(b)(i).

         "DISPROPORTIONATE CONTRIBUTION" has the meaning set forth in SECTION 4.2(d).

         "DISTRIBUTABLE CASH" has the meaning set forth in SECTION 3.4(k).

         "EBITDA" for any period means the Company's net income for such period (after deduction of the Base Management Fee for such period but prior to any deduction of the Incentive Management Fee for such period) PLUS, to the extent deducted in determining such net income, the Company's interest, income tax, depreciation and amortization expenses (including pre-opening expenses) for such period, in accordance with GAAP consistently applied and excluding in such calculation non-operating, non-recurring gains and losses.

         "EFFECTIVE DATE" has the meaning set forth in the Preamble.

         "EXECUTIVE COMMITTEE" has the meaning set forth in SECTION 3.12.

         "EXEMPT AFFILIATE" means a Person who is not a Fertitta Family Member, but who is an Affiliate solely because such Person is an investor in Parent or an investor in a successor to Parent by merger, consolidation, acquisition or similar manner, for a bona fide business purpose other than to evade the prohibition set forth in SECTION 3.8a).

         "EXEMPT PROPERTY" means a hotel and/or casino owned, operated, or managed by an investor in Parent (other than a Fertitta Family Member) or a successor to Parent (by merger, consolidation, acquisition or similar manner which is undertaken for an independent, bona fide business purpose other than to evade the prohibition set forth in SECTION 3.8a)) which was owned, operated or managed by such an investor in Parent (other than a Fertitta Family Member) or a successor to Parent prior to such merger, consolidation, acquisition or similar transaction.

         "FERTITTA FAMILY MEMBERS" means those Persons on EXHIBIT B, and such Persons' spouses and lineal descendants or trusts for the benefit of such Persons or their spouses or lineal descendants if such Persons or such spouses or lineal descendants are the trustees therefor.

         "FISCAL MONTH" means an individual monthly accounting period of the Company ending on the close of business on the last day of each calendar month.

         "FISCAL YEAR" means the Company's fiscal year ending on December 31 of each year (or, if earlier, the date on which the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(ii)(g)). The first Fiscal Year of the Company shall commence on the Effective Date, and subsequent Fiscal Years shall commence on January 1.

         "FORCE MAJEURE" means war, insurrection, strikes, walkouts, riots, floods, earthquakes, fires, casualties, acts of God, acts of the public enemy, epidemics, quarantine restrictions, freight embargoes, lack of transportation, governmental restrictions, laws, rules, regulations, ordinances and/or proceedings (including, without limitation, those relating to building, zoning and land use and litigation brought by unrelated third parties, including eminent domain), unusually severe weather, inability to secure necessary labor, materials or tools, delays of any contractor, subcontractor or supplier outside the reasonable control of the affected party, acts or failures to act (including the failure to issue Governmental Approvals or other approvals, consents, permits or licenses) of an unaffiliated party, acts or failures to act of any public or governmental agency, private or public utility or other entity (including GCR with regard to Station, and Station with regard to GCR) not due to the delay or fault of the affected party, or any other causes beyond the reasonable control or without the fault of the party claiming an extension of time to perform; provided, however, that such event actually affects such party's ability to perform and only for so long as it does affect such party's ability to perform.

         "FURNITURE, FIXTURES AND EQUIPMENT" means all furniture, fixtures and equipment reasonably required for the operation of the Project, including but not limited to office furniture, computer and communications systems, specialized hotel equipment necessary for the operation of the hotel/casino, food and beverage equipment, laundries and recreational facilities, but not including any such furniture, fixtures or equipment owned by Parent, Manager or their Subsidiaries (other than the Company) and used in the operation of the Project. Such items also shall include specialized casino equipment, including cashier, money sorting and money counting equipment, slot machines, table games, video gaming equipment, and other similar gaming equipment as well as surveillance equipment.

         "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

         "GAMING AUTHORITY" means those federal, state and local governmental, regulatory and administrative authorities, agencies, boards and officials responsible for or involved in the regulation of gaming or gaming activities in any jurisdiction, including within the State of Nevada, specifically, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and applicable local authorities.

         "GAMING LAWS" means those laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming within any jurisdiction and, within the State of Nevada, specifically, the Nevada Gaming Control Act, as codified in NRS Chapter 463, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time.

         "GAMING LICENSES" shall mean all licenses, consents, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by any Gaming Authority necessary for or relating to the conduct of activities under the Gaming Laws.

         "GCR GUARANTY" means the Guaranty of GCR Gaming Guarantor, LLC, attached to this Agreement as EXHIBIT C.

         "GCR'S INITIAL CAPITAL CONTRIBUTION" has the meaning set forth in
SECTION 4.1(a).

         "GENERAL MANAGER" means the individual selected and appointed by the Manager with the prior approval of the Executive Committee to manage and supervise the activities of the Project on a day-to-day basis during the Operating Period.

         "GOVERNMENTAL APPROVALS" means all permits, licenses, consents and approvals of agencies of the City of Henderson, Nevada, Clark County, Nevada, the State of Nevada, or United States necessary for the construction of the Project and related Infrastructure Improvements in accordance with the Master Development Plan, and operation of the Project, excluding any Gaming Licenses or liquor licenses, permits or approvals required to be obtained by the Members. The material terms and conditions of all Governmental Approvals (excluding Gaming Licenses and liquor licenses) shall be subject to the prior approval of the Executive Committee; provided, however, that if neither member of the Executive Committee notifies the Manager within seven (7) calendar days after such written request for approval of a material term that he objects to such term, the Executive Committee shall be deemed to have approved such material term.

         "GRANT, BARGAIN AND SALE DEED" has the meaning set forth in SECTION 4.1(a).

         "GREENSPUN FAMILY MEMBER" means any of the following people: Susan Fine, Danny Greenspun, Jane Greenspun Gayle, Brian Greenspun, and Phillip Peckman, and each of such Persons' spouses and lineal descendants or trusts for the benefit of any such Persons or their spouses and lineal descendants if such Person or such spouses or lineal descendants are the trustees therefor.

         "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (14) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined in good faith by the Executive Committee, as of the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution; and the distribution by the Company to a Member of more than a DE MINIMIS amount of property as consideration for the Member's interest in the Company;

                  (15) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset, as determined in good faith by the Executive Committee, on the date of distribution;

                  (16) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Clause (iii) to the extent that an adjustment pursuant to the foregoing Clause (i) is made in connection with a transaction that would otherwise result in an adjustment pursuant to this Clause (iii); and

                  (17) The Gross Asset Value of any asset contributed to the Company shall be its agreed-upon fair-market value, adjusted for book depreciation, amortization or other cost recovery deductions for periods subsequent to its contribution in the manner provided in Paragraph (vi) of the definition of "Profit" and "Loss."

         "GROSS REVENUES" means all cash revenues and income (excluding interest income) of any kind derived from the use or operation of the Project determined in accordance with GAAP consistently applied, including without limitation, income from gaming activities; income from rental of guest rooms; food and beverage sales; income from entertainment programs and merchandise sales; telephone, telegraph and telex revenues; rental or other payments from lessees, sublessees and concessionaires and others occupying space or rendering services at the Project (but not (A) reimbursements for utilities, taxes or similar matters, or (B) the gross receipts of such lessees, sublessees or concessionaires except to the extent the same is part of such rental payments); income from vending machines; health club fees; and the actual cash proceeds of business interruption or similar insurance and of temporary condemnation awards after deducting necessary expenses in connection with the adjustment or collection of such proceeds; excluding, however, to the extent included in cash revenues and income of any kind derived from the use or operation of the Project and without duplication, (i) any proceeds from the sale, financing or refinancing or other disposition of the Project or substantially all of the assets of the Company; (ii) any proceeds from the sale, financing, refinancing or other disposition of Furniture, Fixtures and Equipment or other capital assets; (iii) proceeds of any fire, extended coverage or other insurance policies (excluding any proceeds of business interruption or similar insurance); (iv) condemnation (other than temporary) awards and other amounts received by the Company in lieu of condemnation; (v) any refunds, rebates, discounts and credits of a similar nature given, paid or returned in the course of obtaining Gross Revenues or components thereof, other than complementaries provided to patrons of the Project in the ordinary course of business and consistent with the Annual Plan and Operating Budget; (vi) gratuities or service charges or other similar receipts which the Company or the Manager pays to employees or others; (vii) excise, sales, gross receipts, admission, entertainment, tourist, use or similar taxes or charges collected from patrons or guests or as part of the sale price for goods, services or entertainment, other than taxes imposed on gaming revenues; (viii) any sum and credits received for lost or damaged merchandise; (ix) credit card processing fees and costs; and
(x) bad debts.

         "GUARANTIES" means the GCR Guaranty and Station Guaranty.

         "GUARANTOR" means each of Station Casinos, Inc. and GCR Gaming Guarantor, LLC in their respective capacities as the signatories on the Guaranties attached to this Agreement.

         "INCENTIVE MANAGEMENT FEE" means the incentive management fee payable to the Manager pursuant to SECTION 3.5(b).

         "INDEX" has the meaning set forth in SECTION 8.9.

         "INFRASTRUCTURE IMPROVEMENTS" means (i) the rough grading of the Resort Property, and (ii) those physical improvements relating to the Resort Property identified in EXHIBIT D.

         "INITIAL CAPITAL CONTRIBUTIONS" has the meaning set forth in SECTION 4.1(b).

         "INITIAL DILUTION" has the meaning set forth in SECTION 4.3(b)(i).

         "LICENSING PROBLEM" has the meaning set forth in SECTION 5.3(b).

         "MANAGER" means Station or any successor to Station approved by the Executive Committee pursuant to the terms of this Agreement.

         "MASTER DEVELOPMENT PLAN" means the comprehensive development plan (including estimated time lines therefor) for the Project, including the Design Plan, the Construction Plan, the Design, Development and Construction Budget and Infrastructure Improvements, each as may be amended from time to time in accordance with the terms of this Agreement, and all as approved by the Executive Committee. The components of the Master Development Plan may be approved as a whole or in segments or by components by the Executive Committee.

         "MEMBER" means any Person that is or becomes a party to this Agreement as a member of the Company. The initial Members of the Company are GCR and Station, and the addresses of the initial Members are set forth on EXHIBIT E.

         "MEMBER NONRECOURSE DEDUCTIONS" shall mean "partner nonrecourse deductions" as determined in accordance with Regulations Section 1.704-2(i)(2).

         "MEMBERSHIP INTEREST" means a Member's undivided percentage interest in the Company. Such interest includes any and all rights to which such Member may be entitled as provided in this Agreement or the Act, including such Member's Capital Account, together with all obligations of such Member under this Agreement or the Act. The initial percentage Membership Interests of the initial Members of the Company are set forth on Exhibit E, which percentages shall be subject to adjustment from time to time as set forth in SECTION 4.3.

         "MEMBER'S REPRESENTATIVE" has the meaning set forth in SECTION 5.6(b).

         "MINIMUM GAIN" shall mean "partnership minimum gain" as determined in accordance with Regulations Section 1.704-2(d)(1).

         "MINIMUM GAIN ATTRIBUTABLE TO MEMBER NONRECOURSE DEBT" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulations Section 1.704-2(i)(3).

         "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Regulations Section 1.704-2(c).

         "NOTICE ADDRESS" has the meaning set forth in SECTION 8.1.

         "NOTICES" has the meaning set forth in SECTION 8.1.

         "OPENING" means the date on which the casino portion of the Project is first opened to the public and commences business.

         "OPERATING COSTS" means, to the extent included within the Design, Development and Construction Budget or the then-current Annual Plan and Operating Budget or to the extent otherwise approved by the Executive Committee, all costs and expenses of constructing, maintaining, conducting and supervising the operation of the Project which are properly attributable to the Fiscal Month or Fiscal Year under consideration in accordance with GAAP, including without limitation:

                  (18) the cost of all food and beverages sold or consumed by the Company and of all Operating Supplies and Operating Consumables, with the exception of the cost of food and beverages and other items sold or consumed by lessees and sublessees;

                  (19) salaries, wages and other benefits of the Company's personnel employed with respect to the Project, including costs of payroll taxes and employee benefits, the salaries, wages, benefits, and expenses, including travel expenses, of third-party consultants;

                  (20) the cost of all other materials, supplies, goods and services in connection with the operation of the Project including, without limitation, heat and utilities, trash removal, office supplies, security and all other services performed by third parties, telephone and data processing equipment and other equipment;

                  (21) the cost of repairs to and maintenance of the Project to the extent not paid for from the Reserve Fund or by the actual cash proceeds of any fire or casualty insurance after deducting necessary expenses in connection with the adjustment or collection of such proceeds;

                  (22) insurance and bonding premiums with respect to the Project, including, without limitation, property damage insurance, public liability insurance, workers' compensation insurance, or insurance required by similar employee benefits acts and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses incurred with respect to deductibles applicable to the foregoing types of insurance;

                  (23) all taxes, assessments, water/sewer charges, and other fees and charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against the Company with respect to the operation of the Project;

                  (24) legal, consulting, lobbying, accounting and other fees for professionals for services related to the development or operation of the Project;

                  (25) all expenses for marketing the Project, including all expenses of advertising, sales, promotion and public relations activities; and

                  (26) all excise, sales, gross receipts, admission, entertainment, tourist or use taxes, gaming taxes and device fees, real estate taxes, ad valorem taxes, personal property taxes, utility taxes and other taxes (as those terms are defined by GAAP), assessments for public improvements, and municipal, county and state license and permit fees.


Operating Costs shall include Shared Expenses. The type and estimated amount of Shared Expenses and method for calculation of the same shall be approved by the Executive Committee to fairly distribute the costs of such services when it considers the Annual Plan and Operating Budget; provided, however, that such allocation will not discriminate against the Company as compared with the allocation of such expenses among other properties operated by Parent, Manager or their Subsidiaries. For example, subject to the prior sentence, Shared Expenses may include the costs incurred by the Manager, Parent or their respective Subsidiaries for direct salary and wages (including, without limitation, employer's contributions under FICA, unemployment compensation or other employment taxes, and Manager's, Parent's or their respective Subsidiaries' regular pension fund contributions, worker's compensation, group life, accident, health and other health insurance premiums, profit sharing, and retirement plans, disability and other similar benefits) paid to or accrued for the benefit of employees of the Manager, Parent or their respective Subsidiaries that are assigned to perform a function for the Company that otherwise would be filled by an employee of, or third party provider to, the Company, prorated to the extent actually attributable to each such employee's actual time incurred for the benefit of the Company. Shared Expenses shall be subject to audit by any Member not more than once every Fiscal Year.

         Operating Costs and Shared Expenses will not include (i) any costs incurred by the Manager, Parent, or Manager's or Parent's Subsidiaries, Station or GCR that are not expressly reimbursable by the Company pursuant to the terms of this Agreement or the then-current Annual Plan and Operating Budget, such as general overhead expenses of Station, Manager, or Parent or Manager's or Parent's Subsidiaries, or (ii) the Base Management Fee or Incentive Management Fee.

         "OPERATING BANK ACCOUNT" means the Bank Account maintained by and in the name of the Company for the payment of Operating Costs and the deposit of monies related to the business, which account shall be separate and distinct from any other accounts, reserves or deposits required by this Agreement. The Operating Bank Account shall be an interest bearing account if such an account is reasonably available and all interest earned shall be retained in the Operating Bank Account.

         "OPERATING CONSUMABLES" means all food, beverages and other immediately consumable items utilized in operating the Project, such as soap, cleaning materials, matches, stationary, brochures, folios, and other similar items.

         "OPERATING PERIOD" means that time period from the Opening until the liquidation of the Company.

         "OPERATING SUPPLIES" means all non-capital equipment necessary for the day-to-day operation of the Project, including but not limited to chips, tokens, uniforms, playing cards, glassware, linens, silverware, utensils and dishware.

         "PERMANENT FINANCING" means any debt financing incurred by the Company in refinancing or replacement of the Construction Financing or prior Permanent Financing on terms and conditions approved by the Executive Committee.

         "PERMITTED EXCEPTIONS" means, with respect to the Resort Property, those matters set forth on EXHIBIT F.

         "PERSON" means any individual, corporation, limited liability company, partnership, trust or other entity.

         "PRE-OPENING PERIOD" means that time period from the Effective Date to the Opening.

         "PRE-OPENING PLAN" means an action plan and budget (which need not be in writing, except for the budget therefor) delineating the key actions (with estimated timelines) to be taken by the Manager on behalf of the Company to prepare the Project for the Opening, including recruitment, training, marketing, advertising, operations planning and cost estimates, in each case consistent with the Design, Development and Construction Budget, which Pre-Opening Plan shall be subject to approval by the Executive Committee.

         "PROBLEM MEMBER" has the meaning set forth in SECTIONS 5.3(a) AND (b).

         "PROFITS" and "LOSSES" for each Fiscal Year (or other period) means an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (27) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                  (28) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (29) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Clause (i) or Clause (ii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                  (30) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (31) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to SECTIONS 4.4(c) AND 4.4(d)(ii) hereof shall be excluded from such taxable income or loss; and

                  (32) If the Gross Asset Value of any Company asset is different from its adjusted tax basis at the beginning of the Fiscal Year, then, in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction bears to such beginning adjusted tax basis; provided, however, that if such beginning adjusted tax basis is zero, such amount shall be determined with reference to such beginning Gross Asset Value using any reasonable method determined by the Manager.

         "PROJECT" means the Vertical Improvements and the Infrastructure Improvements, all in accordance with the Master Development Plan.

         "REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REGULATORY ALLOCATIONS" has the meaning set forth in SECTION
4.4(c)(vi).

         "REMOVAL PUT EXERCISE DATE" has the meaning set forth in SECTION
3.6(c).

         "RESERVE FUND" means a Bank Account maintained by and in the name of the Company for the payment of Capital Improvements and Replacements for the Project, which account shall be separate and distinct from any other accounts, reserves or deposits required by this Agreement. The Reserve Fund shall be an interest bearing account if such an account is reasonably available and all interest earned shall be retained in the Reserve Fund.

         "RESORT PROPERTY" means the real property upon which the Project is to be developed. The Resort Property is legally described on EXHIBIT G attached hereto.

         "RESTRICTED ACTIVITY" has the meaning set forth in SECTION 3.8(a).

         "RETAINED DISTRIBUTIONS" has the meaning set forth in SECTION
4.3(b)(ii).

         "RETURN ON TOTAL PROJECT COST" means, with respect to any Fiscal Year of the Company, the percentage determined by dividing the Company's EBITDA for such Fiscal Year by the quotient resulting from dividing (A) the Total Project Cost as of the beginning of such Fiscal Year, plus the Total Project Cost as of the end of such Fiscal Year, by (B) the integer two (2). (In the event that the Incentive Management Fee is payable in any year in which there are less than 12 calendar months, then the Incentive Management Fee shall be calculated in such year utilizing the EBITDA for the actual months (or portions thereof) on an annualized basis, with the Return on Total Project Costs similarly being determined based on the first and last day of the applicable period, rather than a Fiscal Year).

         "SECONDARY DILUTION" has the meaning set forth in SECTION 4.3(b)(i).

         "SHARED EXPENSES" means Parent's, the Manager's or their respective Subsidiaries' (as the case may be) allocated out-of-pocket costs (not including any mark-up or other profit margin) for shared employees and for shared services related to the Project as approved by the Executive Committee (examples of Shared Expenses and method for allocating the same are set forth on EXHIBIT H).

         "STATION GUARANTY" means the Guaranty of Station Casinos, Inc. attached to this Agreement as EXHIBIT I.

         "STATION'S INITIAL CAPITAL CONTRIBUTION" has the meaning set forth in
SECTION 4.1(b).

         "SUBSIDIARY" means, with respect to any Person, any other Person at least fifty percent (50%) of the economic or voting interest of which is owned by such Person.

         "TAX ITEMS" has the meaning set forth in SECTION 4.4(d)(i).

         "TAX MATTERS MEMBER" has the meaning set forth in SECTION 3.9.

         "TOTAL PROJECT COSTS" means the total investment in the land, property, improvements, plant and equipment of the Project, in accordance with GAAP, plus pre-opening expenses, but excluding amortization and depreciation.

         "TRANSFER" means, as a noun, any voluntary or involuntary transfer, sale, assignment, pledge, hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, assign, pledge, hypothecate or otherwise dispose of.

         "TRANSITION PERIOD" has the meaning set forth in SECTION 4.3(f).

         "TWENTY FIVE PERCENT PAYMENT" means a payment of twenty-five percent (25%) per annum on the outstanding amount of a Default Amount (after reflecting at each point during the calculation of such 25% payment the amount of any Default Distributions or Retained Distributions) to be paid by the defaulting Member to the non-defaulting Member pursuant to the terms of SECTION 4.3 from the date on which such Default Amount was to be paid through the date on which such Default Amount is last outstanding (up to a maximum of one year).

         "UNSUITABLE PERSON" means a Member, Manager or officer of the Company, or an Affiliate of any such Person, (i) who is denied or refused a Gaming License by any Gaming Authority in the State of Nevada, disqualified from eligibility for a Gaming License necessary for the ownership of or participation in non-restricted gaming in the State of Nevada, determined to be unsuitable to own or control a Membership Interest or determined to be unsuitable to be connected with a Person engaged in gaming activities in the State of Nevada by a Gaming Authority or otherwise fails to obtain a Gaming License necessary for the ownership of or participation in non-restricted gaming in the State of Nevada, or (ii) whose continued involvement in the business of the Company as a Member, Manager, officer, employee or otherwise, (A) causes the Company to lose or to be threatened with the reasonably likely loss of any Gaming License, or (B) is deemed likely, in the reasonable discretion of GCR and Station and based on verifiable information or information received from the Gaming Authorities, to jeopardize or adversely affect the likelihood that the Gaming Authorities will issue a Gaming License to the Company or to adversely affect the Company's use of or entitlement to any Gaming License or that of GCR, Station or Parent, or any of their Affiliates.

         "VERTICAL IMPROVEMENTS" means all buildings, structures and improvements to be constructed on the Resort Property and all fixtures and equipment attached to or forming a part thereof (including, without limitation, heating, lighting, plumbing, sanitation, air conditioning, laundry, refrigeration, kitchen, elevator and similar items or systems, guest rooms, restaurants, bars and banquet, meeting and other public areas, commercial space, including concessions and shops, garage and parking space, storage and service areas, recreational facilities and areas, public grounds and gardens, permanently affixed signage, aquatic facilities, and other facilities and appurtenances) in accordance with the Master Development Plan, but excluding the Infrastructure Improvements.

         "VOTING STOCK" means all issued and outstanding shares of a Person's stock of any type, or class or any other security issued by such Person, entitling the holder of such stock or other security to vote for any member of such Person's board of directors or otherwise with respect to the control and affairs of such Person.

         "WITHHELD TAXES" has the meaning ascribed to it in SECTION 4.5(b) hereof.

                                   ARTICLE II

                                    FORMATION

         1.2 FORMATION. The Company was formed by the filing of the Articles of Organization with the Nevada Secretary of State on November 19, 1999, which Articles of Organization are attached hereto as EXHIBIT J .

         1.3 NAME. The name of the Company shall be Green Valley Ranch Gaming, LLC, and all business of the Company shall be conducted in such name or in any other name or names that are selected by the Manager with the prior approval of the Executive Committee. Subject to Executive Committee approval, the name of the casino portion of the Project may include some variation of the words "Station Casino," and Station and Parent shall license to the Company such name and all associated trademarks, logos and systems necessary for use in connection with the operation of the Project pursuant to a license agreement executed contemporaneously with this Agreement. Such license agreement provides, among other things, that, in the event that Station ceases to be a Member of the Company pursuant to a termination of this Agreement or otherwise, the Company or the successor to the business of the Company will have the right to use such name, marks, logos and systems (including, but not limited to, reservation systems and computer systems) in the manner used on the date of termination of Station's status as a Member for a period equal to the greater of (i) two months, or (ii) the duration of the Transition Period, if GCR has exercised its rights pursuant to the terms of this Agreement to cause Station to act as Manager during such Transition Period, in both instances after which time such name, marks, logos and systems may no longer be used in connection with the Project without Parent's consent. If Station is terminated as the Manager pursuant to SECTION 3.6(a)(i, ii OR iii), then such right to use such name, mark, logos and systems shall be for up to six months.

         1.4 PURPOSES AND POWERS. The purpose of the Company is to develop and operate the Project. In connection therewith, the Company shall have authority to engage in any lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any limited-liability company organized pursuant to the Act, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

         1.5 REGISTERED AGENT AND REGISTERED OFFICE. The Manager shall constitute the Company's registered agent for purposes of the Act and the Manager shall maintain the registered office of the Company as required by the Act. The address of the Company's initial registered office shall be 2411 Sahara Avenue, Las Vegas, Nevada 89102. In addition to any records required by the Act, the Manager shall maintain the following records at the registered office: (i) a current list of the full name and last known business address of each Member and Manager, separately identifying the Members in alphabetical order and the Manager(s) in alphabetical order; (ii) a copy of the filed Articles of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any document has been executed; (iii) copies of the Company's federal, foreign, state and local income tax returns and reports, if any, for the three most recent years; (iv) copies of this Agreement and any amendments thereto; and
(v) any financial statements of the Company for the three most recent years. The Company's registered agent and office may be changed by the Executive Committee.

                                   ARTICLE III

                                   MANAGEMENT

         1.6 THE MANAGER. Subject to the approval rights vested in the Executive Committee, the Members or GCR pursuant to this Agreement, the sole responsibility and authority for the management of the Company is vested in the Manager, and the Manager shall have the complete right and authority to manage the business and affairs of the Company. The rights, duties and obligations of Station as Manager are personal to Station based on Station and Parent's unique experience and, except as expressly set forth in this Agreement, may not be transferred, assigned or delegated without the prior approval of GCR and Station. Except as limited in SECTION 3.7 below, any duly authorized officer of the Manager shall have the authority to act on behalf of the Manager. Except as set forth in this Agreement, the Manager may not resign without the unanimous approval of the Members and may be removed only as expressly set forth in this Agreement. No Member, acting in its capacity as a Member, shall constitute an agent of the Company or have any authority to act for or bind the Company. The Members agree that they shall use commercially reasonably efforts to cooperate with the Manager as reasonably requested by the Manager in carrying out its duties under this Agreement and in complying with any restrictions placed on the Members or the Company by any Gaming Authority.

                  (a) STANDARD OF CARE. In conducting the management of the Company, the Manager shall (i) comply with the provisions of this Agreement, and (ii) act in good faith in a manner reasonably believed to be in the best interests of the Company and with the same care as a prudent person would exercise in the management of its own hotel and gaming properties. Subject to the foregoing, the Manager may reasonably rely on information, opinions, reports or statements prepared or presented by officers, employees or other agents of the Company acting within the scope of their employment or by counsel, public accountants or other advisors to the Company.

                  (b) STANDARD OF OPERATION. The Manager shall operate the casino portion of the Project (including restaurants, food and beverage and all other components related thereto) to a standard of operation at least as high as that existing at the Parent's or the Parent's Subsidiaries' highest quality casinos as of the date of this Agreement, unless the Annual Plan and Operating Budget would not reasonably allow the maintenance of such standard of operation. The Manager shall, at all times during this Agreement, operate the hotel, meeting facilities, room service, restaurants related to the hotel, pool, spa (if the Manager operates the spa), concierge, hotel and meeting facilities' valet parking and ancillary food and beverage and other components related to the hotel (excluding the casino related components) to a standard of operation competitive with service at the then-existing higher-end Las Vegas area resorts, unless the Annual Plan and Operating Budget would not reasonably allow the maintenance of such standard of operation.

         1.7 EXPENSE OF CONSTRUCTION. Subject to the Design, Development and Construction Budget approved by the Executive Committee, the Company shall pay the fees, costs and expenses of planning, constructing, financing, designing, equipping, decorating and furnishing the Project. Notwithstanding the foregoing, GCR shall pay directly to the contractor the costs of rough grading the Resort Property and constructing the Infrastructure Improvements in excess of $11,000,000.00, after the Company has expended in full $11,000,000 for such Infrastructure Improvements pursuant to the Design, Development and Construction Budget. Any such payment by GCR shall not be deemed to be a Capital Contribution and shall not affect the Capital Account of GCR.

         1.8 MANAGER'S DUTIES DURING PRE-OPENING PERIOD. During the Pre-Opening Period, the Manager shall make available to the Company Station's and Parent's unique experience in the design and planning of modern hotels and casinos, and shall supervise the planning, designing, equipping, decorating and furnishing of the Project. Without limiting the foregoing, the Manager shall have the following duties and responsibilities:

                  (1) MASTER DEVELOPMENT PLAN. The Manager shall consult with the Executive Committee on a regular basis regarding the formulation of the components of the Master Development Plan and shall submit such components for approval by the Executive Committee prior to submittal thereof to the City of Henderson (or other application or filing to any governmental or quasi-governmental entity) and at times necessary to assure construction of the Project can commence by July 1, 2000. Further, at the sole expense of the Company pursuant to the approved Design, Development and Construction Budget, the Manager shall, subject to Force Majeure, take commercially reasonable steps to cause the Company to obtain timely all Governmental Approvals necessary in order to commence construction of the Project by July 1, 2000. In addition, at the sole expense of the Company pursuant to the approved Design, Development and Construction Budget, the Manager shall take commercially reasonably steps to cause the Company to procure and maintain insurance during construction that conforms to reasonable industry standards; such insurance shall conform to the applicable requirements of SECTION 3.4(l) (e.g., the Members' being additional insureds, 30-day notice of cancellation, etc.).

                  (2) CONSTRUCTION FINANCING. The Manager shall promptly make application for, and shall, subject to Force Majeure, take all commercially reasonable steps within its control to cause the Company to obtain, at the Company's sole cost and expense, a commitment or signed engagement letter for Construction Financing on or prior to March 15, 2000. Such Construction Financing (including any commitment therefor), and any Permanent Financing incurred by the Company, including the documentation with respect thereto, shall be subject to the prior approval of the Executive Committee.

                  (3) CONSTRUCTION OF INFRASTRUCTURE IMPROVEMENTS. Commencing no later than April 15, 2000, subject to Force Majeure, the Manager shall cause the Company to commence rough grading of the Resort Property and construction of the Infrastructure Improvements and shall diligently prosecute such construction to completion, and in any event shall use commercially reasonable efforts to protect the Resort Property's land use entitlements. The Manager shall not authorize any change in the scope of the rough grading or the Infrastructure Improvements without the prior written approval of GCR. Further, the Manager shall not, without the prior written approval of GCR, authorize any increase in the cost of any line item for Infrastructure Improvements as set forth in the Design, Development and Construction Budget by more than five percent (5%), or any increase in the aggregate cost of the rough grading and Infrastructure Improvements exceeding $12,400,000. GCR shall not unreasonably withhold or delay its approval to a request by the Manager pursuant to this SECTION
3.3.(c).

                  (4) CONSTRUCTION OF VERTICAL IMPROVEMENTS. Commencing no later than July 1, 2000, subject to Force Majeure, the Manager shall cause the Company to commence construction of the Vertical Improvements and shall use commercially reasonable efforts to protect the Resort Property's land use entitlements. Thereafter, the Manager shall use commercially reasonable efforts to supervise and cause the completion of the construction of the Project and to obtain on behalf of the Company all Furniture, Fixtures and Equipment requisite for the operation of the Project, all in accordance with the Master Development Plan and at the Company's sole cost and expense. Except as set forth in SECTION 3.3(c) with respect to rough grading of the Resort Property and Infrastructure Improvements, the Manager may authorize a change order which changes the Design Plan, the Construction Plan, the Design, Development and Construction Budget or Master Development Plan without the prior approval of the Executive Committee; provided, however, the Executive Committee's prior approval shall be required for any change order that materially changes the Design Plan, the Construction Plan, the Design, Development and Construction Budget or Master Development Plan. In the event that neither member of the Executive Committee notifies the Manager within seven (7) calendar days after receipt of such written request for approval of a material change to the Design Plan, the Construction Plan, the Design, Development and Construction Budget or Master Development Plan that he objects to such change, the Executive Committee shall be deemed to have approved such material change. A material change requiring the approval of the Executive Committee is any item that: (a) materially changes the scope, appearance or functionality of the Project; or (b) increases the cost of the design and construction of the Project (excluding the Infrastructure Improvements) as set forth in the Design, Development and Construction Budget of the Vertical Improvements to more than $265,000,000.00, regardless of whether such changes are covered by a contingency reserve.

                  (5) CONSTRUCTION CONTRACT APPROVALS. The Manager shall submit the Company's contracts with the architect, interior design and landscaping prime contractors for the Project and the general construction contractor for the Project for the prior approval of the Executive Committee. If requested by GCR, the contract with the general contractor shall be divided into two contracts, one for the Infrastructure Improvements and one for the remainder of the Project.

                  (6) PRE-OPENING PLAN. The Manager shall prepare and submit for Executive Committee approval within 90 days prior to the Opening, and put into effect as appropriate after receiving such approval, a Pre-Opening Plan for the organization, services, sales and marketing program of the Project, and shall use commercially reasonable efforts to cause the Company to engage the General Manager and such employees as may be necessary in connection with the operation of the Project.

                  (7) PRE-OPENING SERVICES. Consistent with the approved Pre-Opening Plan, the Manager shall use commercially reasonable efforts to cause the Company to enter into agreements and arrangements with concessionaires, licensees, tenants, suppliers, sub-contractors or other intended users of the facilities of the Project, subject to the prior approval of the Executive Committee in the case of leases, licenses or concessions or other contracts as set forth in SECTION 3.4(m) AND SECTION 3.13. The Manager shall recruit and train for and on behalf of the Company the initial staff of the Project through such training programs and other training techniques as the Manager shall deem advisable and test the proposed operation of the Project by furnishing the services normally offered in the operation of a hotel/casino, including the serving of food and beverages, and generally operating the completed portions of the Project for a reasonable test period immediately prior to the Opening.

                  (8) REPORTING. During the Pre-Opening Period, the Manager shall provide the Executive Committee with monthly progress reports not later than the twentieth day of each month, which progress reports shall set forth in reasonable detail all expenditures during the preceding month together with a comparison of such expenditures to budgeted amounts and a revised estimate of the Project's remaining cost to completion. In addition, representatives of the Manager shall be available to meet with representatives of the Members on at least a monthly basis to review the status of the Project.

                  (9) CONTRACTS. The Manager shall use commercially reasonable efforts to cause the Company to comply with and not to become in default under any contract, agreement, loan document or other obligation of the Company if the failure to comply therewith or a default thereunder would have a material adverse effect on the Company or any Member.

                  (10) ADDITIONAL RESPONSIBILITIES. The Manager shall comply with the provisions of SECTIONS 3.4(c), 3.4(h), 3.4(j), 3.4(n) AND 3.4(p) prior to Opening, and the Members and Executive Committee shall have their respective rights as set forth therein. Also, the provisions of SECTIONS 3.4(d), 3.4(e) AND 3.4(f) shall apply prior to the Opening to the extent that they reasonably should be applicable.

         1.9 MANAGER'S ADDITIONAL DUTIES, INCLUDING DURING OPERATIONAL PERIOD. During the Operating Period, the Manager shall provide to the Company all services customarily provided by Parent, Station or their respective Subsidiaries or Affiliates to other casinos owned or controlled by Parent, including financial, accounting, marketing, reservations, human resources and risk management services, shall afford the Company the benefit of group purchasing and similar services, and shall, subject to the Annual Plan and Operating Budget, take commercially reasonable steps to include the Company in such promotions being offered through Parent's (or its Subsidiaries' or Affiliates') other casinos in the Las Vegas area. In addition, the Manager shall provide the Company with the services of senior management personnel of Parent to the extent required to enable the Company to conduct its operations in accordance with SECTION 3.1(b). Without limiting the foregoing, the Manager shall have the following responsibilities and duties during the Operating Period and, to the extent applicable, prior to the Operating Period, which, except as provided in this Agreement (including the necessity for approval of the Annual Plan and Operating Budget or inclusion in the Design, Development and Construction Budget, as applicable), shall be at the sole cost and expense of the Company:

                  (1) ANNUAL PLAN AND OPERATING BUDGET.

                           (1) Not less than ninety (90) days prior to
Opening and not less than forty-five (45) days prior to the commencement of each full Fiscal Year thereafter, the Manager shall submit for approval by the Executive Committee a proposed Annual Plan and Operating Budget. If the Executive Committee fails to approve the proposed Annual Plan and Operating Budget by December 1 of any given calendar year, the Project shall continue to operate under the most recent Annual Plan and Operating Budget as if it were for such upcoming Fiscal Year until the Executive Committee otherwise agrees; except that capital expenditures (including equipment leases and similar transactions) for Capital Improvements and Replacements shall be permitted to the extent that amounts on deposit in the Reserve Fund are sufficient to fund the costs of such expenditures and thereafter only to repair or replace damaged portions of the Project or damaged or unusable Furniture, Fixtures and Equipment.

                           (2) The Manager shall propose revisions to the
Annual Plan and Operating Budget from time to time to reflect any unanticipated significant changes, variables or events or to include significant additional unanticipated items of income or expense. Any such revision shall be submitted to the Executive Committee for approval. If the Executive Committee fails to approve such revision within thirty (30) days after the date of such submission, the Project shall be operated in accordance with the original Annual Plan and Operating Budget until the Executive Committee otherwise agrees.

                           (3) Except as expressly set forth in SECTION 3.13
or elsewhere in this Agreement, the Manager may enter into any contract, agreement, license or other financial obligation so long as the amounts required to finance the Company's performance of such contract, agreement, license or other financial obligation during the then-current fiscal year have been included in the then-current Annual Plan and Operating Budget, or make any change in the interior or exterior use, operation, functionality or appearance of the Project (that is not a material change), without the prior approval of the Executive Committee. In the event that the Manager requests the approval of the Executive Committee for a material change to the interior or exterior use, operation, functionality or appearance of the Project and neither member of the Executive Committee notifies the Manager within seven
(7) calendar days after receipt of such written request that he objects to such change, the Executive Committee shall be deemed to have approved such material change.

                           (4) A pro forma for the first 5-years of operation
of the Project, including compensation projected to be payable to the Manager pursuant to SECTION 3.5, previously has been provided to the Members. The pro forma is for illustrative purposes only and is not an approved Annual Plan and Operating Budget and neither Station nor GCR make any representations or warranties with respect thereto.

                  (2) CAPITAL EXPENDITURES.

                           (1) The Manager shall recommend to the Executive
Committee from time to time proposed Capital Improvements and Replacements and the design and specifics thereof. If the Executive Committee approves such Capital Improvements and Replacements (including a budget therefor), the Manager shall use commercially reasonable efforts to cause the installation thereof. All Capital Improvements and Replacements approved by the Executive Committee shall be made at the sole cost and expense of the Company (subject to the budget therefor) and to the extent reasonably feasible in a manner that will minimize any adverse impact on the normal operation of the Project.

                           (2) The Manager shall, to the extent Company funds
are available following allocation pursuant to SECTION 3.4(k), set aside within 15 days following the end of each Fiscal Month after Opening an amount equal to three percent (3%) of Gross Revenues for such Fiscal Month, which amounts shall be deposited into the Reserve Fund to pay for Capital Improvements and Replacements. Any expenditures for Capital Improvements and Replacements during any Fiscal Year which have been budgeted in the Annual Plan and Operating Budget or otherwise approved by the Executive Committee may be made by the Manager without additional approval and, to the extent funds are available, such payments shall be made by the Manager from the Reserve Fund (including accrued interest and unused accumulations from earlier years). Any amounts remaining in the Reserve Fund at the close of a Fiscal Year shall be carried forward and retained in the Reserve Fund until fully used as herein provided. To the extent the Reserve Fund is insufficient at a particular time, or to the extent the Reserve Fund plus anticipated contributions for the existing Fiscal Year is less than the amount required by the Annual Plan and Operating Budget for the ensuing Fiscal Year, then additional expenditures shall be subject to the prior approval by the Executive Committee and, if such expenditures are approved, the Executive Committee shall determine the source of funds for such Capital Improvements and Replacements; provided that the Members shall have the funding obligation set forth in SECTION 4.2(c) hereof. The Manager may, in its reasonable discretion, sell capital items that are obsolete or are no longer needed for the operation of the Project and deposit the proceeds thereof in the Reserve Fund; provided that Executive Committee prior approval shall be required with respect to the sale of any capital item with a fair market value of $500,000 or more.

                           (3) In the event a condition should exist with
respect to the Project of an emergency nature, including structural repairs, which requires that immediate repairs are necessary to preserve and protect the Project, assure its continued operation or protect the health and safety of its guests or employees, the Manager, on behalf and at the sole cost and expense of the Company and as an Operating Cost, is authorized to take all steps and to make all expenditures reasonably necessary to repair and correct any such condition, whether or not provisions have been made in the applicable Annual Plan and Operating Budget for any such emergency expenditures, up to a maximum of $500,000 for any single such emergency. The Manager agrees that it shall cause the Company to make such repairs and replacements only after it has made a reasonable attempt (if circumstances permit) to inform the Executive Committee of the existence of such emergency, the repairs and replacements it proposes to make, and the estimated amount of expenditures to be incurred. If the Manager has been unable to advise the Executive Committee in advance, it shall promptly notify the Executive Committee after taking any necessary action. Expenditures made by the Manager in connection with an emergency shall be paid for first by the Company from the Reserve Fund to the extent funds are available, and then from the Operating Bank Account.

                           (4) In the event that repairs to, or additions,
changes or corrections in, the Project of any nature shall be required by reason of any laws, ordinances, rules or regulations now or hereafter in force, or by order of any governmental or municipal power, department, agency, authority or officer, the Manager shall inform the Executive Committee of the existence of the governmental regulations and the repairs, additions, changes or corrections it believes are required to be made and the estimated expenditures to be incurred. The Executive Committee shall determine whether to contest the validity or application of any such governmental requirements or to make such repairs; provided, however, that the Manager shall be authorized and empowered to take all actions it reasonable believes are necessary to comply with applicable laws if the failure to so comply might expose the Company, any Member, or the Manager to criminal liability, materially and adversely affect the operation of the Project, or jeopardize any Gaming License held by the Manager, Parent, any of Parent's Subsidiaries, any Member or the Company.

                  (3) PERMITS. The Manager, at the sole cost and expense of the Company, shall use commercially reasonable efforts to obtain on or before the Opening and thereafter keep in full force and effect, all Governmental Approvals, including Gaming Licenses and liquor, bar, restaurant, sign and hotel licenses, as may be required for the operation of the Project pursuant to the operations standard in SECTION 3.1(b), other than any Gaming Licenses or liquor licenses, permits or approvals required to be obtained by the Members and their Affiliates in their individual capacities (which the Members agree to use their best efforts to obtain at their respective sole cost and expense prior to the scheduled Opening, including the timely submission of all applications and disclosures required or requested by the Gaming Authorities and liquor licensing authorities). The Manager shall operate and manage the Project in a manner that will not materially adversely affect the Governmental Approvals necessary for the operation of the Project, but in all events shall use all reasonable efforts within its control to cause the Company, at the Company's sole cost and expense, to comply with all material conditions or requirements set out in any Governmental Approvals.

                  (4) OPERATING SUPPLIES AND OPERATING CONSUMABLES. After Opening, the Manager shall, on behalf of the Company, use commercially reasonable efforts to obtain and maintain such Operating Supplies and Operating Consumables as it deems reasonably necessary for the operation of the Project in accordance with the Master Development Plan and subject to the provisions of this Agreement and the then-current Annual Plan and Operating Budget.

                  (5) PERSONNEL.

                           (1) The Manager shall hire all employees of the
Company for and on behalf of the Company. All personnel hired by the Company for the Project (other than those that constitute Shared Expenses) shall be employees of the Company and all wages, compensation and benefits shall be the exclusive obligation of the Company and the Manager shall not be liable to any of the Company's personnel therefor, except to the extent that the Manager sets the compensation in contravention of the Annual Plan and Operating Budget without the Executive Committee's approval. Subject to the Annual Plan and Operating Budget, the Manager shall hire, supervise, direct, discharge and determine the compensation, other benefits and terms of employment of the Company's personnel. With the exception of the General Manager, the Manager shall be the sole judge of the fitness and qualifications of such personnel and is vested with absolute discretion in hiring, supervising, directing, discharging and determining the compensation, other benefits and terms of employment of such personnel. The Members may consult, advise or communicate with the Manager, Construction Manager, or the General Manager regarding Project personnel or problems related to personnel at any time, but no Member shall interfere with or give orders or instructions to any personnel employed at the Project.

                           (2) The Manager shall use commercially reasonable
efforts to cause the Company to obtain workers' compensation insurance and employer's liability insurance. The insurance coverages required hereunder shall be set forth in the Annual Plan and Operating Budget.

                           (3) The general hiring policies and the discharge of
employees at the Project shall in all material respects comply with all "Equal Employment Opportunity" laws and regulations, and the Manager agrees to comply in all material respects with all laws, regulations and ordinances regarding the employment and payment of persons engaged in the operation of the Project, including without limitation all "Equal Employment Opportunity" laws and regulations.

                           (4) The Manager shall keep the Executive Committee
informed of all negotiations with labor unions representing employees at the Project, and neither the Manager nor the Company shall enter into any union contracts covering its employees without the prior approval of the Executive Committee, unless required by law to do so (which contracts, in all cases, shall be furnished to the Executive Committee as soon as reasonably possible).

                  (6) SALES, MARKETING AND ADVERTISING. Subject to the Annual Plan and Operating Budget, the Manager shall, at the sole cost and expense of the Company, advertise and promote the business of the Project, institute and supervise a sales and marketing program, and coordinate with tour programs marketed by airlines, travel agents and government tourist departments when the Manager deems the same to be advisable for the operation of the Project. Subject to the Annual Plan and Operating Budget, the Manager may cause the Project to participate in sales and promotional campaigns and activities involving complimentary rooms, food and beverages to customers, bona fide travel agents, tourist officials and airline representatives where such is customary and appropriate in the gaming industry.

                  (7) MAINTENANCE AND REPAIRS. Subject to the Annual Plan and Operating Budget, the Manager shall make or cause the Company to make, at the sole cost and expense of the Company, all repairs, replacements, corrections and maintenance items to the Project as shall be required in the normal and ordinary course of operation of the Project. In conjunction therewith and subject to this Agreement (including SECTION 3.13) and the Annual Plan and Operating Budget, the Manager is authorized to make and enter into in the name of, for the account of and at the expense of the Company, all such contracts and agreements as in the Manager's opinion are reasonably necessary for the repair and maintenance of the Project and to cause the same to be paid by the Company when due.

                  (8) COMPLIANCE WITH LEGAL REQUIREMENTS. The Manager shall take all commercially reasonable actions necessary to materially comply with, and to cause the Company to materially comply with, any and all laws, orders or requirements of any federal, state, county or municipal agency affecting the Project or the ownership or operations thereof. The Executive Committee shall determine whether to contest any tax payment or assessment, or any governmental or regulatory order or requirements (except that, where failure to comply promptly with any such order or requirements might expose the Company, any Member or the Manager to criminal liability, materially and adversely affect the operation of the Project or jeopardize any Gaming License held by the Manager, Parent, any of Parent's Subsidiaries, any Member or the Company, the Manager may take such action without Executive Committee approval). The Manager shall promptly notify the Executive
Committee in writing of all such orders and notices or requirements that are received by the Manager. Except as otherwise provided in this Agreement, the costs of such compliance shall be at the expense of the Company.

                  (9) FINANCIAL STATEMENTS.

                           (1) On or before the fifteenth day of each Fiscal
Month, the Manager shall deliver to each Member a profit and loss statement, statement of income and balance sheet showing the results of the operation of the Project for the preceding Fiscal Month and the year-to-date, and having attached thereto a computation of the Base Management Fee and Incentive Management Fee for such preceding month and the year-to-date.

                           (2) Within ninety (90) days after the end of each
Fiscal Year, the Manager shall deliver to each Member an audited balance sheet together with a comparison to the previous Fiscal Year (after the first full Fiscal Year) and a related detailed statement of profit and loss (including all supporting departmental schedules of revenues and expenses), together with a comparison to the previous Fiscal Year and the current Annual Plan and Operating Budget, and having annexed thereto a computation in reasonable detail of the Base Management Fee and Incentive Management Fee for such Fiscal Year; and

                           (3) Upon the written request of any Member, such
other additional statements, computations and reports regularly or otherwise prepared by the Company, or otherwise contemplated or required under this Agreement.

                  (10) ACCOUNTING MATTERS AND FISCAL PERIODS.

                           (1) At the cost and expense of the Company, the
Manager shall cause an audit of the Company's annual financial statements to be performed following the end of each Fiscal Year (and upon termination of this Agreement if not coincident with a Fiscal Year end) by a nationally-recognized, independent certified public accounting firm with expertise in gaming proposed by the Manager and approved by the Executive Committee.

                           (2) The books and records reflecting the Project
operations shall be kept by the Manager in accordance with GAAP applied on a consistent basis, and shall be maintained in the Las Vegas, Nevada metropolitan area. The Members and their respective accounting firms shall have the right to examine and copy the books and records of the Project upon reasonable prior notice to the Manager.

                  (11) OPERATING BANK ACCOUNT. Subject to the terms and conditions of this Agreement, all sums received from the operation of the Project and all sums advanced by the Company for purposes other than Capital Improvements and Replacement shall be deposited in the Operating Bank Account. The Manager shall disburse funds from the Operating Bank Account on a monthly basis in the following order of priority and to the extent available:

                           (1) when due, all Operating Costs;

                           (2) when due, the payment of debt service with
respect to the Construction Financing or any Permanent Financing; (1)

                           (3) when due, the payment of debt service with
respect to other loans from third parties;

                           (4) the Base Management Fee and Incentive Management
Fee (including any accrued Base Management Fee and Incentive Management Fee from prior periods); except in the event that Station (A) is no longer a Member, the Base Management Fee and Incentive Management Fee (including any accrued Base Management Fee and Incentive Management Fee from prior periods) shall be paid as an Operating Cost under subsection (i) above, or (B) is in default of its obligations as a Member under this Agreement, including, but, not limited to, to make any capital contributions pursuant to Article IV, in which event the Base Management Fee and Incentive Management Fee that accrues following such default shall be paid after the payment of any debt service due to any non-defaulting Member under subsection (vii) below;

                           (5) the payment for emergency expenditures to the
extent paid from the Operating Bank Account or from amounts on deposit in the Reserve Fund;

                           (6) deposits into the Reserve Fund and any other
reserves established by the Executive Committee for anticipated expenditures, liabilities or contingencies;

                           (7) when due, the payment of debt service with
respect to any loans from the Members; and

                           (8) the remaining balance thereof shall constitute
"DISTRIBUTABLE CASH" for purposes of this Agreement.

In following the priorities set forth above, the Manager will reserve funds in the Operating Bank Account each Fiscal Month for payment of any Operating Costs for any of the above items which the Manager has a duty to pay that are not paid on a monthly basis (e.g., real estate taxes, insurance premiums and so on). To the extent that there are sufficient funds on deposit in the Operating Bank Account, the Manager shall perform the function of paying all Operating Costs and other items set forth above (including but not limited to debt service, real estate taxes, insurance premiums, etc.) unless otherwise agreed by the Executive Committee.

                  (12) INSURANCE COVERAGE. The Manager agrees to use commercially reasonable efforts to cause the Company to procure and maintain at all times during the term hereof, as an Operating Cost, insurance in such amounts and coverages as may be required by the then-current Annual Plan and Operating Budget, which shall be no less than that necessary to conform to reasonable industry standards for a similar hotel and casino, taking into consideration inflation and any events or trends of liability which affect the risks attendant to owning and operating the Project. All such insurance shall be provided under policies issued by insurance companies of good reputation and of sound financial responsibility and licensed by the State of Nevada. All liability, business interruption and crime insurance policies shall be written in the name of the Company with each of the Members and the Manager being named thereon as additional insureds. All insurance policies shall be endorsed specifically to the effect that the proceeds of any crime or business interruption losses shall be made payable to the Company, or to the extent required by any lender of Construction Financing, Permanent Financing or other financing, to such lender. All such policies of insurance shall also be endorsed specifically to the effect that such policies shall not be canceled or materially changed without at least thirty (30) days prior written notice to the Members and the Manager. To the extent obtainable without significantly increasing the premium cost, all policies of comprehensive public liability insurance and comprehensive crime insurance shall contain an endorsement to the effect that such insurance shall be primary to any other similar insurance carried by the Company, the Members or the Manager. Certificates of insurance shall be sent to the Members and the Manager at the addresses provided in SECTION 8.1.

                  (13) LEASE AGREEMENTS. The Manager shall be responsible for the leasing of space in the Project in the Company's name to third-party lessees, licensees and concessionaires, subject to the prior approval of the Executive Committee of the tenant, licensee or concessionaire, and terms of such leases, licenses or other occupancy agreements. The Manager will enforce such leases, licenses or other occupancy agreements in a manner which is consistent with sound business practices. Revenues received by the Company under any lease, license or occupancy agreements shall be deemed a part of Gross Revenues as defined under this Agreement, except for reimbursements for utilities, taxes or similar matters.

                  (14) LEGAL ACTION. The Manager shall have the right to institute, on behalf of and in the name of the Company, any and all legal actions or proceedings affecting the Project, including the construction thereof, such as, but not limited to, to collect charges, rent or other income from the Project or to remove any tenants, terminate a lease, license, or concession agreement, a breach thereof or default entered by any tenant, licensee, concessionaire, supplier, or contractor, or to protect and/or litigate to final decision in any appropriate forum, any violation, rule, regulation or agreement concerning the Project, including the construction thereof; provided that approval of the Executive Committee shall be required with respect to the institution or defense of any action (or settlement thereof) where there is a reasonable possibility of exposure to the Company in excess of $250,000 or that could have a material adverse effect on the operation of the Project; provided further, however, that the Executive Committee shall be deemed to have approved the institution of any action or defense of an action unless either member of the Executive Committee notifies the Manager that he disapproves such action within seven (7) days after receipt of written notice requesting such institution or defense. Any counsel to be engaged under this subsection with respect to any matter with a reasonable possibility of exposure to the Company in excess of $250,000 or that could have a material adverse effect on the operation of the Project shall be proposed by the Manager, subject to the prior approval of the Executive Committee.

                  (15) CONSULTATION. At the monthly Member Representative meeting, representatives of the Manager and the General Manager shall meet with the Member Representatives to discuss the performance of the Project and of the Manager of its obligations hereunder and the Manager's plans and expectations for the Project for the remaining Fiscal Year.

                  (16) EMERGENCIES. Notwithstanding anything to the contrary contained within this SECTION 3.4, if at any time it becomes necessary in the Manager's reasonable judgment to cease operations of all or part of the Project to protect the Project from material and adverse consequences or to protect the health, safety or welfare of the guests or employees of the Project, then the Manager may close and cease operations of that portion of the Project, reopening the same when the Manager reasonably believes that such event has passed; provided, however, that the Manager shall immediately notify the Executive Committee of such event and shall keep that portion of the Project closed for the minimum reasonable period of time.

                  (17) CONTRACTS. The Manager shall use commercially reasonable efforts to cause the Company to comply with and not to become in default under any contract, agreement, loan document or other obligation of the Company if such failure to comply or a default thereunder would have a material adverse effect on the Company or any Member.

         1.10 COMPENSATION OF THE MANAGER. In addition to other reimbursements expressly provided for in this Agreement, during the Operating Period but except for any period occurring after Station has been removed as Manager pursuant to
SECTION 3.6(a), and subject to SECTIONS 3.6(b) AND 3.4(k), the Company shall pay to Station when it is the Manager the amounts set forth below in this SECTION 3.5.

                  (1) BASE MANAGEMENT FEE. The Company shall pay the Manager a Base Management Fee equal to two percent (2%) of the Company's Gross Revenues for the applicable period. The Base Management Fee for each Fiscal Year during the Operating Period will be paid in monthly installments in arrears immediately following the delivery of the Company's financial statements for each Fiscal Month. After the delivery of the Company's audited financial statements for each Fiscal Year, appropriate adjustments shall be made for any overpayment or underpayment of Base Management Fees during such Fiscal Year on the next monthly installment of Base Management Fees due.

                  (2) INCENTIVE MANAGEMENT FEE. In addition to the Base Management Fee, the Company shall pay the Manager an Incentive Management Fee in an amount equal to the sum (determined without duplication) of (x) 5.0% of the Company's EBITDA during the Operating Period for the applicable Fiscal Year to the extent such EBITDA is positive and represents a Return on Total Project Cost of up to 15.0%, and (y) 10.0% on that portion of the Company's EBITDA during the Operating Period for such Fiscal Year that exceeds a 15% Return on Total Project Costs; provided, however, that the Incentive Management Fee for any Fiscal Year shall not exceed an amount equal to 5.4% of the Company's EBITDA for the applicable Fiscal Year. Five percent (5%) of the Company's monthly EBITDA shall be paid monthly in arrears immediately following delivery of the Company's financial statements for each Fiscal Month as a partial payment on the annual Incentive Management Fee. After the delivery of the Company's audited financial statements for each Fiscal Year, appropriate adjustments shall be made for any overpayment or underpayment of the Incentive Management during such Fiscal Year on the next monthly installment of Incentive Management Fees due.

                  (3) EXPENSE REIMBURSEMENT. The Company shall be responsible for all Operating Costs incurred in accordance with the terms and provisions of this Agreement, including the Annual Plan and Operating Budget, and will reimburse all such Operating Costs incurred thereby by or on behalf of the Manager or Members pursuant to an approved Annual Plan and Operating Budget.

         1.11 REMOVAL OF MANAGER.

                  (1) So long as GCR is not in material breach of the provisions of this Agreement, GCR may give notice to the Manager that it desires to remove Station as the Manager:

                           (1) upon 30 days prior written notice in the event
that Station defaults upon the making of its Initial Capital Contribution pursuant to SECTION 4.1(b), if Station has not made its Initial Capital Contribution within such 30-day period;

                           (2) upon not less than 10 days prior written
notice in the event (A) Station's Gaming License is revoked or is suspended for more than thirty days in any calendar year (provided, however, that Station shall not act as Manager during any such period of revocation or suspension), (B) Station becomes Bankrupt, or (C) a trustee in bankruptcy is appointed for Parent, a receiver is appointed for substantially all of the assets of Parent, or Parent is Bankrupt and because of such Bankruptcy Station is unable to fulfill the material terms of its obligations as Manager; provided that, in no event may GCR remove Station as Manager upon a determination that Station is an Unsuitable Person until the conditions contained in clause (A) of this subsection (ii) have been satisfied; provided, further, for the time that Station is not acting as Manager, it shall not receive the compensation set forth in SECTION 3.5; or

                           (3) upon 30 days prior written notice in the event
that Station engages in an act or omission that is grossly negligent, reckless or constitutes intentional misconduct, and such action or omission has a material adverse effect on the Company; provided that such termination shall be effective with respect to any such action or omission that is susceptible to complete cure (I.E., as if there has been no such action or failure to act) only if such action or failure to act has remained uncured at the end of such 30-day period; or

                           (4) if Station no longer is a Member of the
Company.

         GCR shall give Station notice of its desire to remove Station as Manager pursuant to SECTION 3.6(a) within 60 days after GCR has actual knowledge of the events giving rise to the right to remove Station. If GCR does not give such written notice within such 60-day period, then GCR shall not have a right to remove Station based on the grounds for which it had such actual knowledge; provided, however, nothing herein shall prevent GCR from removing Station if it subsequently has actual knowledge of further ground(s) for removal.

                  (2) Notwithstanding that GCR may not have grounds to remove Station as the Manager pursuant to this SECTION 3.6(a), GCR nonetheless may bring an action on its own behalf or on behalf of the Company, at law, equity or pursuant to other available remedies against Station as the Manager for breach of its material obligations hereunder (including, but not limited to material breach of the standards of care and operation) as the Manager and for any damages or other costs incurred by GCR or the Company as a result of such breach, including, but not limited to, during the design and construction phase of the Project. The Company may offset any final non-appealable judgment against the Manager against any fees owed Manager pursuant to SECTION 3.5.

                  (3) In the event that Station is removed as Manager, Station shall have the right to require GCR to acquire Station's Membership Interest in the Company at the Appraised Value.

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

Station shall notify GCR in writing within 60 days after being removed as the Manager that it is considering exercising such right and that the Appraised Value must be determined. Within 30 days following the determination of Appraised Value, Station must give written notice to GCR if it desires to sell its Membership Interests at the Appraised Value (the "REMOVAL PUT EXERCISE DATE"). The closing on such acquisition shall occur within 60 days after the receipt of all necessary consents and approvals for such Transfer. Station's Membership Interest shall be conveyed free and clear of all liens and encumbrances, except those of this Agreement, and Station and its Affiliates shall be released from all indebtedness or guaranties incurred on behalf of the Company. The purchase price shall be paid in cash, unless otherwise agreed by Station.

         In the event GCR defaults on acquiring a Station's Membership Interest pursuant to this subsection, or the requisite consents and approvals to transfer have not been (or cannot be) obtained for such sale within one year after the Removal Put Exercise Date, or and its Affiliates cannot be released from all indebtedness or guaranties upon such sale (including the Guarantee by Parent attached to this Agreement) within one year after the Removal Put Exercise Date, then Station can require the Company or its assets to be sold pursuant to actions taken by an investment banker (selected by Station from the list on EXHIBIT A) in a commercially reasonable time frame.

         1.12 OFFICERS. Subject to applicable provisions of the Gaming Laws, the Manager shall have the authority to appoint and remove, in its sole discretion, persons serving as officers of the Company subordinate to the General Manager and to delegate to such persons such duties and responsibilities as the Manager shall deem to be in the best interests of the Company (except that the Manager shall not be permitted to delegate the essential management and supervisory functions of the General Manager). All such appointments and delegations may be revocable at will by the Manager. Notwithstanding the foregoing, the Company shall engage a Construction Manager approved by the Executive Committee at all times during the Pre-Opening Period and a General Manager approved by the Executive Committee at all times during the Operating Period. Either member of the Executive Committee may require the Manager to discharge the Construction Manager or the General Manager in the event that, after notice from the Manager and a 60-day opportunity to cure, such Person's performance is unsatisfactory to such Member. The second request by the same member of the Executive Committee to discharge either the Construction Manager or the General Manager shall result in termination of such Person by the Manager without further notice or opportunity to cure. If any Person elected to serve as an officer of the Company is found to be an Unsuitable Person, the Manager shall immediately remove such person as an officer and such Person shall thereupon automatically cease to be an officer.

         1.13 CONFLICTS OF INTEREST.

                  (1) Until the fifth anniversary of the date of the Opening, none of the Manager, the Members, Fertitta Family Members, Greenspun Family Members, or any Affiliate of any of the foregoing (excluding, however, an Exempt Affiliate), whether alone or with other Persons, shall (i) directly or indirectly own, manage or operate any hotel and/or casino (other than an Exempt Property) within three miles of the Resort Property or (ii) allow the operation of a hotel and/or casino (other than an Exempt Property) on property within three miles of the Resort Property that is owned, in whole or in part, directly or indirectly, by such Manager, such Member, Fertitta Family Members, Greenspun Family Members, or Affiliate of any of the foregoing (excluding, however, an Exempt Affiliate) (either of the foregoing (i) or (ii) referred to below as a "RESTRICTED ACTIVITY"); provided

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

that this restriction does not prohibit GCR, the Greenspun Family Members and their Affiliates from collectively and in aggregate owning less than 5% of the publicly traded Voting Stock of a company involved in a Restricted Activity, or prohibit Parent, Station, the Fertitta Family Members and their Affiliates from collectively and in aggregate owning less than 5% of the publicly traded Voting Stock of a company involved in a Restricted Activity, in both cases only so long as such investment is passive and without any ability or intent to exercise influence or control over the management or direction of the entity in which the Voting Stock is owned; and provided, further that this restriction shall not prohibit GCR or the Greenspun Family Members and their Affiliates from allowing, owning or operating a non-gaming hotel property within three miles of the Resort Property.

                  (2) Except for a Restricted Activity, each of the Members, the Manager, Fertitta Family Members, Greenspun Family Members, and their respective Affiliates shall be entitled to enter into any transaction that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company. Any transactions or agreements (other than transactions or agreements expressly contemplated by this Agreement, including reimbursement of Shared Expenses, as long as such transactions are otherwise in compliance with this Agreement) between the Manager, the Parent, any Member, Fertitta Family Members, Greenspun Family Members, or their respective Affiliates (on the one hand) and the Company (on the other) (any such transaction referred to herein as an "AFFILIATE TRANSACTION") shall be disclosed to the Members in advance and shall be on commercially reasonable, arms-length terms that are no less favorable to the Company than could be obtained from an independent third party. No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if either (i) the transaction is fair to the Company or (ii) the disinterested Manager or disinterested Member(s), in either case knowing the material facts of the transaction and the Member's interest, authorize, approve or ratify the transaction. Notwithstanding the foregoing, any loans to the Company by any Member or Affiliate of a Member shall require the approval of the Executive Committee.

                  (3) Station and the Company acknowledge that an Affiliate of GCR shall be the "declarant" under the declaration of covenants, conditions and restrictions affecting the Resort Property, and that the "declarant" may take actions that are inconsistent with this Agreement, or not in the best interest of the Company, and GCR shall not be in breach hereof by reason of such actions and "declarant" shall not have any duty under this Agreement to Station, Parent, or the Company; provided, however, that nothing in this SECTION 3.8(c) shall permit such Affiliate "declarant" to engage in a Restricted Activity under
SECTION 3.8(a) hereof.

                  (4) The provisions of SECTION 3.8(a) related to prohibitions on Restricted Activities shall survive the withdrawal, expulsion, buy-out or other termination of GCR or Station as a Member, for the lesser of five years after the date of the Opening or three years after the withdrawal, expulsion, buy-out or termination.

         1.14 TAX MATTERS PARTNER. The Manager is hereby designated as the "tax matters partner" of the Company under Code Section 6231(a)(7) (the "TAX MATTERS MEMBER"). The Tax Matters Member shall give prompt notice to the Members of (i) the receipt by the Tax Matters Member of written notice that a federal, state or local taxing authority intends to examine the Company's income tax returns for any year; (ii) receipt by the Tax Matters Member of written notice of a final partnership administrative adjustment under Code Section 6223; and (iii) receipt by the Tax Matters Member of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to any tax return of the Company. The Tax Matters Member may not extend or waive the statute of limitations or take any other action that would compromise any tax position of the Company without the approval of GCR and Station.

         1.15 LIABILITY OF MEMBERS AND MANAGER. Except as otherwise provided by the Act, none of the Members or the Manager shall be obligated personally for any debt, obligation or liability of the Company or of any Member solely by reason of being a Member or the Manager of the Company. Except as otherwise provided in this Agreement or by applicable law, none of the Members or the Manager shall have any fiduciary or other duty to the Company or any Member with respect to the business and affairs of the Company. The Company shall indemnify each Member and hold each Member harmless from and against any and all debts, obligations, and liabilities of the Company, if any, to which such Member becomes subject solely by reason of being a Member, whether arising in contract, tort or otherwise; provided, however, that the indemnification obligation of the Company under this SECTION 3.10 shall be paid only from the assets of the Company, and no Member shall have any personal obligation, or any obligation to make any Capital Contribution, with respect thereto.

         1.16 PROHIBITION AGAINST PUBLICLY TRADED PARTNERSHIP. The Manager shall take all action necessary to prevent the Company from qualifying as a publicly-traded partnership within the meaning of Section 7704 of the Code.

         1.17 THE EXECUTIVE COMMITTEE. There shall be an executive committee (the "EXECUTIVE COMMITTEE") of the Company comprised of one representative of each of Station and GCR, so long as such Persons remain as Members of the Company. The member of the Executive Committee designated by Station shall be Frank Fertitta, III and the member designated by GCR shall be Brian L. Greenspun so long as they are alive and not disabled and are not found to be Unsuitable Persons. Station and GCR shall designate their respective replacement appointees to the Executive Committee in writing to the other Member and, except as set forth in the prior sentence, may remove their respective appointees at any time by written notice to the other. Subject to the provisions of SECTION 4.3(c), at all times the GCR representative of the Executive Committee shall be a Greenspun Family Member and the Station representative of the Executive Committee shall be a Fertitta Family Member. Subject to the provisions of SECTION 4.3(c), at any time a vacancy is created on the Executive Committee by death, removal (with or without cause) or resignation, no action shall be taken by the Executive Committee until the Executive Committee is reconstituted in accordance with the provisions of this SECTION 3.12, unless each Member that is entitled to nominate such replacement member of the Executive Committee shall consent to the taking of such action. In the event of a Transfer permitted pursuant to SECTION 5.2(a) of the entire Membership Interest, the transferee shall have the power to appoint the Executive Committee member previously granted to its transferor. If any Person appointed to serve as a member of the Executive Committee is found to be an Unsuitable Person, such Person shall immediately be removed as a member of the Executive Committee by the Members and shall thereupon automatically cease to be a member of the Executive Committee.

         1.18 DECISIONS SUBJECT TO EXECUTIVE COMMITTEE APPROVAL.
Notwithstanding the powers of the Manager pursuant to SECTION 3.1, and subject to the provisions of SECTION 4.3(c), the following matters shall require the prior unanimous approval of the Executive Committee:

                  (1) Any contracts, agreements (whether written or oral) or commitments (including leases of Furniture, Fixtures and Equipment) which (i) obligate the Company for a period of more than one (1) year, and (ii) subject to the Company to potential liability or payments of $250,000 or more (including any extensions thereof); (1)

                  (2) Any sale of any portion of the assets of the Company having a fair market value of $500,000 or more;

                  (3) Any financing for the improvement, construction or operation of the Project (including lease/purchase or similar financing transactions), other than the Construction Financing or Permanent Financing, which subjects the Company to principal and interest payment obligations equaling or exceeding $1,000,000 in any Fiscal Year; and

                  (4) Any other decision reserved to, or approval required by, the Executive Committee pursuant to this Agreement.

         1.19 PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Executive Committee may be held at any place that has been designated from time to time by resolution of the Executive Committee. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communications equipment so long as all members of the Executive Committee participating in the meeting can hear one another, and all members of the Executive Committee participating by telephone or similar communications equipment shall be deemed to be present in person at the meeting.

         1.20 REGULAR MEETINGS. The Executive Committee shall not be required to have regular meetings, except as otherwise determined by the Executive Committee.

         1.21 SPECIAL MEETINGS. Special meetings of the Executive Committee for any purpose or purposes may be called at any time by one member of the Executive Committee. Notice of the time and place of a special meeting shall be given and deemed received pursuant to SECTION 8.1.

         1.22 QUORUM. All of the members of the Executive Committee shall constitute a quorum for the transaction of business, except to adjourn as provided in SECTION 3.20.

         1.23 MANNER OF ACTING. Every act or decision of the Executive Committee shall require the affirmative unanimous approval of all of the members of the Executive Committee.

         1.24 WAIVER OF NOTICE. Notice of any meeting need not be given to any member of the Executive Committee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any member of the Executive Committee who attends the meeting without protesting before or at its commencement the lack of notice to that member of the Executive Committee.

         1.25 ADJOURNMENT. If a quorum is not present, any member of the Executive Committee present (including all members of the Executive Committee participating as permitted by SECTION 3.14), whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in SECTION 3.16.

         1.26 ACTION WITHOUT A MEETING. Any action to be taken by the Executive Committee at a meeting may be taken without such meeting by the written consent of all of the members of the Executive Committee. Any such written consent may be executed and given by telecopy or similar electronic means.

         1.27 RESIGNATION. Subject to the restrictions of SECTION 3.12, any member of the Executive Committee may resign at any time by giving written notice to the Members of the Company. The resignation of any members of the Executive Committee shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         1.28 REMOVAL. A member of the Executive Committee may only be removed pursuant to SECTION 3.12 or SECTION 4.3(c).

         1.29 VACANCIES. A vacancy on the Executive Committee may only be filled in accordance with SECTION 3.12.

         1.30 COMPENSATION TO EXECUTIVE COMMITTEE MEMBERS. The members of the Executive Committee shall receive no compensation but shall be reimbursed for their reasonable and customary expenses incurred in attending meetings of the Executive Committee.

         1.31 LIABILITY TO THIRD PARTIES. The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no member of the Executive Committee or the Manager shall be obligated personally for any such debt, obligation, or liability by reason of his or her acting as a member of the Executive Committee or, except as otherwise provided in this Agreement, as the Manager.

         1.32 NO GUARANTEE OF RETURN BY MEMBERS OF THE EXECUTIVE COMMITTEE. The members of the Executive Committee and the Manager do not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. Except as set forth in SECTION 3.8, the members of the Executive Committee shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture. The members of the Executive Committee shall be entitled to any other protection afforded to such members of the Executive Committee under the Act.

         1.33 TRANSACTIONS WITH COMPANY OR OTHERWISE. Subject to SECTION 3.8, the members of the Executive Committee, or any agent, servant, or employee of the members of the Executive Committee, may engage in and possess any interest in other businesses or ventures of every nature and description, independently or with other Persons, and neither the Company nor any of the Members shall have any rights, by virtue of this Agreement or otherwise, in and to such independent ventures or the income or profits derived therefrom, or any rights, duties, or obligations in respect thereof.

         1.34 INDEMNIFICATION. To the fullest extent permitted by the Act:

                  (1) The Company (and any receiver, liquidator, or trustee of, or successor to, the Company) shall indemnify and hold harmless the Manager and each member of the Executive Committee, as well as each Affiliate of the Manager and the members of the Executive Committee and their respective officers, partners, shareholders, directors, managers, members and employees (each an "INDEMNITEE"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses and disbursements of any kind or nature whatsoever ("CLAIMS") (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions and proceedings involving an Indemnitee, and all costs of investigation in connection therewith) that may be imposed on, incurred by, or asserted against an Indemnitee, in any way relating to or arising out of, or alleged to relate to or arise out of the performance of any duties or services by or on behalf of the Company or any action, inaction or omission on the part of an Indemnitee in connection with managing the Company's business and affairs or otherwise acting as Manager or the members of the Executive Committee pursuant hereto; provided that the indemnification obligations in this SECTION 3.29 shall not apply to Claims brought by the Members, the Manager or Guarantors; provided, further that the indemnification obligations in this SECTION 3.29 shall not apply to the portion of any liability, obligation, loss, damage, penalty, cost, expense or disbursement that has been finally adjudged in a non-appealable order of court of competent jurisdiction to have resulted from (i) the gross negligence of the Manager, (ii) the intentional misconduct or actual fraud by the proposed Indemnitee, or (iii) any action for which indemnification is prohibited under the Act.

                  (2) The Company shall pay expenses as they are incurred by an Indemnitee in connection with any action, claim or proceeding that such Indemnitee asserts in good faith to be subject to the indemnification obligations set forth herein, upon receipt of an undertaking from such Indemnitee to repay all amounts so paid by the Company to the extent that it is finally determined that the Indemnitee is not entitled to be indemnified therefor under the terms hereof.

                  (3) The indemnification and expense payments to be provided by the Company hereunder shall be paid only from the assets of the Company, and no Member shall have any personal obligation, or any obligation to make any Capital Contribution, with respect thereto.

                                   ARTICLE IV

                                FINANCIAL MATTERS

         1.35 INITIAL CAPITAL CONTRIBUTIONS.

                  (1) GCR CAPITAL CONTRIBUTION. As its initial Capital Contribution, subject to Force Majeure and Parent providing an Available Funds Letter immediately prior to GCR's transfer of the Resort Property, on or prior to such time as necessary to commence construction of the Infrastructure Improvements by April 15, 2000, GCR shall convey to the Company, by grant, bargain and sale deed attached as EXHIBIT K (the "GRANT, BARGAIN AND SALE DEED") (joined by GCR's transferor or containing an assignment of rights under the grant, bargain and sale deed from GCR's transferor), title to the Resort Property, free and clear of any liens, encumbrances, assessments, parties in possession or delinquent real property taxes, but subject to the Permitted Exceptions and the deed restrictions set forth in the form of the Grant, Bargain and Sale Deed. Prior to or concurrently with such conveyance, GCR shall, at its sole cost and expense, (i) take all steps necessary to transfer all land use permits and approvals with respect to the Resort Property to the Company, (ii) prepare and have filed and recorded in the Office of the County Recorder of Clark County, Nevada such subdivision map and records of survey as shall permit the Resort Property to be conveyed to the Company as a single, separate legal parcel, and (iii) provide the Company with a commitment for an 1970 ALTA extended coverage owner's policy of title insurance from Nevada Title in the amount of $24,500,000 to insure the Company's title to in the Resort Property subject only to the Permitted Exceptions and those subsequently approved by the Executive Committee or caused by Station or the Company. GCR shall, in a timely manner, that will not materially interfere with or delay the construction of the Vertical Improvements, subject to Force Majeure, and at its sole cost and expense, cause the relocation of the existing power lines to a strip of land primarily adjacent to the northern boundary of the Resort Property. The Company shall grant such easements as reasonably necessary for the location and maintenance of such power lines. Upon conveyance of the Resort Property pursuant to this SECTION 4.1(a), GCR shall be entitled to a credit to its Capital Account in the amount of $24,500,000.00. In addition, GCR's initial Capital Contribution shall be increased by an amount equal to $552,136.00 (it being acknowledged and agreed that such amount has been contributed by GCR prior to the date hereof). (The $24,500,000.00 plus $552,136.00 hereinafter may be referred to as "GCR'S INITIAL CAPITAL CONTRIBUTION"). At the time of conveyance of the Resort Property by GCR, GCR Gaming Guarantor, LLC, shall provide an Available Funds Letter. Real estate taxes, assessments, and other taxes, fees, and costs customarily prorated in commercial real estate transactions in the Las Vegas, Nevada area, shall be prorated between GCR and the Company as on the date the Resort Property is contributed; provided that, pursuant to this subparagraph, GCR shall be entitled to an increase in its Initial Capital Contribution by the amount of such prorations (other than the cost of the owner's title policy and any transfer taxes) for which GCR is responsible as the party conveying the Resort Property.

                           As of the Effective Date, GCR hereby makes the
representations and warranties set forth on EXHIBIT L in favor of the Company. Concurrently with the transfer of the Resort Property to the Company, GCR shall make such representations and warranties in favor of the Company, subject to Force Majeure changes and changes with respect to matters about which it did not have knowledge at the Effective Date (unless such representation and warranty is not qualified by "knowledge"). If GCR does not make any such representations or warranties at the time transfer of the Resort Property is required to be made (other than because of Force Majeure changes or matters of which it did not have knowledge at the Effective Date (unless such representation and warranty is not qualified by "knowledge")) and such failure would have a material adverse effect on the ability to utilize the Resort Property for the Project as contemplated by this Agreement, then GCR shall have 60 days from the date that transfer is required of such Resort Property to cure the breach. If GCR cannot cure such matter within such 60 days, Station shall have the following options: (i) terminate this Agreement and seek its actual damages from GCR, or (ii) require the transfer of the Resort Property and seek actual damages from GCR, in either case (i) or (ii), GCR shall not be deemed to have defaulted on its obligation to contribute the Resort Property or make its Initial Capital Contribution for purposes of SECTION 4.3(a). If GCR cannot make any of such representations or warranties at the time transfer of the Resort Property is required because of Force Majeure changes or because of a matter about which it did not have knowledge at the Effective Date (unless such representation and warranty is not qualified by "knowledge"), then GCR shall have 90 days to cure such problem which causes it not to make such representation or warranty using commercially reasonable efforts to do so. If, after 90 days, GCR cannot so cure the problem, Station may either terminate this Agreement (and GCR and Station agree that they will split equally (50/50) all costs incurred by GCR, Station and Parent which can reasonably be documented and which relate directly to this Agreement or the Project, excluding in the case of GCR, that portion of costs not related exclusively to this Agreement or the development of the Resort Property on which the Project is to be located or for any purpose other than the Project) or agree to accept the conveyance of the Resort Property with the representations and warranties as can be made by GCR (in which case the Company shall be solely responsible for the cost of the cure of any item(s) related to the representations and warranties GCR is unable to make); provided that in either case GCR shall not be deemed to be in default on its obligation to contribute the Resort Property or make its Initial Capital Contribution for purposes of
SECTION 4.3(a). Except for the express representations and warranties set forth on EXHIBIT L, Station, Parent, the Manager and the Company acknowledge that they have not relied on any representations or warranties from GCR with respect to the Resort Property and they have had the opportunity to conduct such due diligence of the Resort Property as they deem appropriate, including, but not limited to, liens and encumbrances, feasibility and suitability for development, environmental matters, existing zoning and use permits, availability of utilities and access, soils and topography, and are relying solely on their own investigation of the Resort Property, and accept the Resort Property as GCR's Initial Capital Contribution "AS-IS," with all faults and without any warranties (express or implied) whatsoever.

         Notwithstanding anything in this Agreement to the contrary, GCR is hereby authorized for and on behalf of the Company, and at the sole expense of the Company, to pursue as it deems reasonably appropriate an extension of any and all land use entitlements affecting the Resort Property; provided, that, if GCR fails to pursue such extensions, the Manager may do so for and on behalf of the Company, at the sole and expense of the Company.

                  (2) STATION CAPITAL CONTRIBUTION. As its initial Capital Contribution, Station shall pay (or shall have paid on Station's behalf) to or for the benefit of the Company, when and as required by the Company an amount equal to $25,052,136.00 (it being acknowledged and agreed that $1,531,754.00 has been contributed by Station prior to the date hereof), which shall be utilized as needed to pay the obligations of the Company, including, without limitation, with respect to the Infrastructure Improvements as set forth in SECTION 3.2, when and as due ("STATION'S INITIAL CAPITAL CONTRIBUTION," and, together with GCR's Initial Capital Contribution, referred to herein collectively as the "INITIAL CAPITAL CONTRIBUTIONS"). All such funds advanced by Station or on Station's behalf shall constitute Capital Contributions of Station; provided, however, that funds paid by or on behalf of Station for general overhead of Station (or any Affiliate of Station, Parent or Manager or their Subsidiaries) shall not be deemed a Capital Contribution of Station. If not previously advanced or if not earlier required by any lender to the Company, the remaining Station's Initial Capital Contribution shall be contributed in full on the later to occur of October 1, 2000 or when GCR makes GCR's Initial Capital Contribution. Station agrees that it shall continue to make Station's Initial Capital Contribution at such times and in such amounts as shall be necessary to enable the

Company to pay expenses as set forth in the first sentence of this Subsection 4.1(b), whether or not GCR has made its Initial Capital Contribution, but subject to the limitation set forth in the prior sentence. On a monthly basis, the Company shall render to the Executive Committee a written accounting of Station's Initial Capital Contributions to date.

         1.36 ADDITIONAL CAPITAL CONTRIBUTIONS. Except as set forth in this
SECTION 4.2, as determined by the Executive Committee (after using commercially reasonable efforts to obtain third party loans) or as set forth in any "make-well," completion guaranty or similar obligation to which the Members become subject pursuant to the terms of the Construction Financing or Permanent Financing, no Member shall be required to make any Capital Contribution other than those set forth in SECTION 4.1. Any additional Capital Contributions pursuant to this SECTION 4.2 shall be made by the Members pro rata in accordance with their Membership Interests as of the date that such Capital Contribution is required to be made pursuant to the terms of this Agreement, in such forms and amounts as may be determined by the Executive Committee, and shall be made only after the Initial Capital Contributions have been made in full. In connection with any such additional Capital Contributions, the Company shall revalue the Members' Capital Accounts in accordance with Section 1.704-(b)(2)(iv)(f) of the Regulations. Except as expressly provided in this Agreement, no Member shall be entitled to withdraw as a Member or to demand or receive a return of its Capital Contribution. No obligation of a Member to make any Capital Contribution hereunder may be enforced by a creditor of the Company unless the Member expressly consents to such enforcement or to the assignment of such obligation to such creditor.

                  (1) Unless, otherwise determined by the Executive Committee, GCR and Station shall contribute, pro rata in accordance with their Membership Interests as of the date that such Capital Contribution is required to be made pursuant to the terms of this Agreement, upon 30 days prior written notice from any member of the Executive Committee specifying the amount of such Capital Contribution and the date on which such Capital Contribution is to be made, all amounts necessary to commence construction of the Project by July 1, 2000, and to diligently pursue completion of construction in accordance with the Master Development Plan.

                  (2) If any Executive Committee member determines that reasonable financing is unavailable to meet the requirements of the current approved Annual Plan and Operating Budget, then any member of the Executive Committee, upon 30-days' prior written notice specifying the amount of such Capital Contribution and the date on which such Capital Contribution is to be made, may demand an additional Capital Contribution from the Members to fund such current requirements, which shall be made by the Members pro rata in accordance with their Membership Interests as of the date that such Capital Contribution is required to be made pursuant to the terms of this Agreement; provided, however, the aggregate amount of such additional Capital Contributions pursuant to this SECTION 4.2(b) shall not exceed $10,000,000 for each of GCR and Station (or their respective successors or assigns, in aggregate) over the term of this Agreement.

                  (3) If the revenues of the Project are insufficient to fund the Reserve Fund during any Fiscal Month, then any member of the Executive Committee, upon 30-days' prior written notice specifying the amount of such Capital Contribution and the date on which such Capital Contribution is required to be made, may demand an additional Capital Contribution from the Members (which shall be made by the Members pro rata in accordance with their Membership Interests as of the date that such Capital Contribution is required to be made pursuant to the terms of this Agreement in an amount not to exceed in any Fiscal Year the difference between 3% of Gross Revenues for such

Fiscal Year (or partial Fiscal Year to date) less the Reserve Fund previously funded in such Fiscal Year. Within 120 days after the end of the applicable Fiscal Year, if any additional Capital Contributions were made pursuant to this SECTION 4.2(c) in such Fiscal Year, the Company shall distribute to the Members the positive amount, if any, equal to the difference between (x) the sum of (I) the amounts reserved from revenues by the Company for the Reserve Fund plus (II) all additional Capital Contributions made pursuant to this
SECTION 4.2(c) in such Fiscal Year, less (y) an amount equal to 3% of Gross Revenues for such Fiscal Year; provided, however that any such distribution shall be in proportion to the contributions made. (1)

                  (4) If an Initial Dilution has occurred under Section 4.3(b)(i) during the one-year period immediately preceding the date on which any additional Capital Contributions required to be made pursuant to this
SECTION 4.2 or any of its Subsections (a) through (c), and the defaulting Member has not paid the Dilution Interest Payment Amount with respect to such Additional Contribution Default, then the additional contribution required by the non-defaulting Member as a result of the difference between the Membership Interest of the non-defaulting Member immediately prior to the Initial Dilution and the Membership Interest of the non-defaulting Member immediately after the Initial Dilution shall be deemed a "DISPROPORTIONATE CONTRIBUTION" for all purposes hereunder.

         1.37 DEFAULT.

                  (1) DEFAULT IN MAKING INITIAL CAPITAL CONTRIBUTION. In the event either GCR or Station defaults in making their Initial Capital Contributions (subject to Force Majeure or as otherwise set forth in SECTION 4.1(a) in the case of GCR, and any delays in Station in making its final payment of the Station's Initial Capital Contribution because of delays by GCR in making its Initial Capital Contribution or Force Majeure (other than the inability to pay money) in the case of Station), then if such default is not cured within 30-days' following receipt of written notice from the non-defaulting Member, as the sole and exclusive remedy for such default: (i) the defaulting Member shall be deemed expelled from the Company, (ii) if the defaulting Member is GCR, Station may sue for specific performance of GCR's obligations under SECTION 4.1(a), and (iii) if the defaulting Member is Station, GCR may sue Station and Parent under this Agreement and the Station Guaranty for the amount equal to $25,052,136.00 less the amount of Station's Initial Capital Contribution actually contributed. GCR and Station acknowledge and agree that the failure of either to make their respective Initial Capital Contributions shall result in damage to the other and the Company, the exact amount of which is impractical or extremely difficult to calculate, and that the remedies set forth in this SECTION 4.3(a) are a fair and reasonable calculation of damages under the circumstances, and not a penalty or forfeiture.

                  (2) DEFAULT IN MAKING ADDITIONAL CAPITAL CONTRIBUTION.

                           (1) If any Member fails to timely make all or part of
any additional Capital Contribution (an "ADDITIONAL CONTRIBUTION DEFAULT") required to be made by such Member pursuant to SECTION 4.2 (including the failure to pay under any "make-well" or completion guaranty) (the amount of such failed payment referred to herein as a "DEFAULT AMOUNT"), the non-defaulting Member may elect to contribute to the Company all or a part of the Default Amount (a "DEFAULT CONTRIBUTION"). The Default Contribution shall be deemed contributed as an additional Capital Contribution by the non-defaulting Member and the percentage of Membership Interests of the non-defaulting Member shall then be adjusted (an "INITIAL DILUTION") such that the percentage of such

Membership Interests shall be increased to a fraction, the numerator of which equals the aggregate Capital Contributions of the non-defaulting Member immediately prior to the payment of the Default Contribution plus 100% of the Default Contribution, and the denominator of which is the aggregate Capital Contributions of all Members (the resulting increase in the percentage of the non-defaulting Member's Membership Interest is referred to herein as the "DILUTION INTEREST"). The percentage of the Membership Interest of the defaulting Member shall be reduced accordingly. Until the Dilution Interest is acquired by the defaulting Member in accordance with the provisions of this Subsection 4.3(b) by paying the Dilution Interest Payment Amount (as hereinafter defined), or until all amounts due and owing under the GCR Guaranty or Station Guaranty (including the Twenty-Five Percent Payment), as applicable, have been paid in full, the non-defaulting Member shall be entitled to all distributions to which the defaulting Member would have been entitled in respect of its Membership Interests (each such distribution paid to the non-defaulting Member in respect of the defaulting Member's Membership Interest is referred to herein as a "DEFAULT DISTRIBUTION"). Default Distributions shall be credited first against the Twenty Five Percent Payment, second against the Default Contribution itself, and third against the amount of any Disproportionate Contribution. For a period of one year following the non-defaulting Member's contribution of the Default Contribution, the defaulting Member shall have the option of acquiring the Dilution Interest by paying the non-defaulting Member an amount (the "DILUTION INTEREST PAYMENT AMOUNT") equal to (w) 100% of the amount of the Default Contribution, plus (x) the Twenty Five Percent Payment, plus (y) the amount of all Disproportionate Contributions, minus (z) the amount of any Default Distributions, in which case the Default Contribution will be canceled, the dilution of the defaulting Member's Membership Interests shall be reversed, and an amount equal to 100% of the Default Contribution will be added to the Capital Account balance of the defaulting Member. If the Dilution Interest is not acquired in full by the defaulting Member within the foregoing one-year period, the percentage of Membership Interests of the non-defaulting Member shall then be further adjusted (a "SECONDARY DILUTION") such that the non-defaulting Member's percentage of the Membership Interests shall be increased to a fraction, the numerator of which equals (I) the aggregate Capital Contribution of the non-defaulting Member to date (including the Default Contribution), plus (II) the Twenty Five Percent Payment which is deemed contributed as an additional Capital Contribution solely for purposes of calculating a Member's percentage of Percentage Interests, minus (III) the amount of any Default Distributions, and the denominator of which is the aggregate Capital Contribution of all Members. The percentage of the Membership Interest of the defaulting Member shall be reduced accordingly.

                           (2) In the event of an Additional Contribution
Default, the non-defaulting Member also may elect either to (A) withdraw, no later than five (5) days after such additional Capital Contribution was made by the non-defaulting Member, its additional Capital Contribution which was made timely (and upon such withdrawal, the defaulting Member no longer shall be in default, and the requirement to make an additional Capital Contribution shall be deemed to have been canceled and neither Member shall have been deemed to have made an additional Capital Contribution), or (B) not make a Default Contribution at all. In the event that the non-defaulting Member elects the foregoing option
(B), the Company shall not pay any distribution to the defaulting Member from the date on which such additional Capital Contribution was required to be made by the defaulting Member, and such amounts that otherwise would be distributed to the defaulting Member shall be retained by the Company and deemed to be a Capital Contribution of the defaulting Member ("RETAINED DISTRIBUTIONS"), until the earliest of (a) the date on which the defaulting Member has contributed such Default Amount to the Company (reduced by any Retained Distributions), there are no other unpaid delinquent Capital Contributions required to be made by such Member, and the defaulting Member has paid the non-defaulting Member the Twenty Five Percent Payment on the Default Amount and all subsequent delinquent Capital Contributions, (b) the date on which all amounts due and owing with respect to all delinquent Capital Contributions (including the Default Amount) under the GCR Guaranty or Station Guaranty (including the Twenty Five Percent Payment), as applicable, have been paid in full, or (c) the date on which the aggregate amount of all such Retained Distributions equals the sum of (X) the Default Amount, (Y) all other subsequent delinquent Capital Contributions that remain unpaid as of the date of determination, and (Z) the Twenty Five Percent Payment on the Default Amount and all subsequent delinquent Capital Contributions. In the event that any of the foregoing (a), (b) or (c) occurs
(a "DEFAULT REPAYMENT EVENT"), an amount equal to 100% of the Default Amount shall be deemed to be contributed to the capital of the Company on behalf of the defaulting Member and the defaulting Member's Capital Account shall be adjusted to reflect such Capital Contribution and the Company shall pay the non-defaulting Member the Twenty Five Percent Payment (to the extent such
Twenty Five Percent Payment has not been paid previously to the non-defaulting Member).

                  (3) DISENFRANCHISEMENT At any time after an Additional Contribution Default (except if the non-defaulting Member withdraws its additional Capital Contribution pursuant to SUBSECTION 4.3(b)(ii)(A)), the defaulting Member shall have no representatives on the Executive Committee and no vote on any matter coming before the Members, except that such defaulting Member's consent still shall be required with respect to the items set forth in SECTION 5.4 hereof. The disenfranchisement pursuant to this
SECTION 4.3(c) shall end either as provided in SECTION 4.3(e) below or at such time as the defaulting Member has paid the Dilution Interest Payment Amount or a Default Repayment Event has occurred.

                  (4) DEFAULT CALL AND PUT.

                           (1) Within thirty (30) days after the day after a
Secondary Dilution occurs (a "DILUTION DATE") pursuant to SECTION 4.3(b), and within thirty (30) days after each of the first five annual anniversaries of a Dilution Date, and on the tenth and fifteenth annual anniversaries of a Dilution Date, the non-defaulting Member may give written notice to the defaulting Member that it is considering exercising the right to purchase the defaulting Member's Membership Interest (the "DEFAULT CALL") and that the Appraised Value should be determined as of the date of such notice. Within 30 days after the determination of the Appraised Value, the non-defaulting Member shall notify the defaulting Member if it desires to exercise the Default Call. The purchase and sale thereafter shall occur within 10 days following receipt of all necessary third-party consents and approvals for such transfer. At the Closing, the Membership Interests shall be conveyed free and clear of all liens and encumbrances (except this Agreement), and the selling Member and its Affiliates shall be released from all indebtedness or guaranties incurred on behalf of the Company. The acquisition price shall be the Appraised Value and, unless the defaulting Member otherwise agrees, be paid in cash.

                           (2) No later than one year prior to the fifth,
tenth and fifteenth annual anniversaries of a Dilution Date, the defaulting Member may give written notice to the non-defaulting Member that it is considering exercising the right to sell its Membership Interest to the non-defaulting Member (the "DEFAULT PUT") and that the Appraised Value should be calculated as of 30 days prior to the applicable anniversary of a Dilution Date. Within 30 days after the determination of the Appraised Value, the defaulting Member shall notify the non-defaulting Member if it desires to exercise the Default Put (the "DEFAULT PUT EXERCISE DATE"). The purchase and sale shall occur on the later of within 30 days prior to the fifth, tenth and fifteenth annual anniversaries of a Dilution Date, as applicable, or 10 days following receipt of all necessary third-party consents and approvals for such transfer. At the closing, the Membership Interest shall be conveyed free and clear of all liens and encumbrances (except this Agreement), and the selling Member and its Affiliates shall be released from all indebtedness or guaranties incurred on behalf of the Company. The acquisition price shall be the Appraised Value, and, unless the defaulting Member otherwise agrees, be paid in cash.

         In the event a Member defaults on acquiring a Member's Membership Interest pursuant to a Default Put, or the requisite consents and approvals to transfer have not (or cannot be) obtained with respect to a Default Put within one year after the Default Put Exercise Date, or the selling Member and its Affiliates cannot be released from all indebtedness or guaranties with respect to a Default Put (including the applicable Guarantee attached to this Agreement) within one year after the Default Put Exercise Date, then the selling Member can require the Company or its assets to be sold pursuant to actions taken by an investment banker (selected by the selling Member from the list on EXHIBIT A) in a commercially reasonable time period.

                  (5) GUARANTIES. If a Member defaults on making any additional Capital Contribution set forth in SECTION 4.2, then the non-defaulting Member or the Company may sue on the Station Guaranty or GCR Guaranty, as the case may be, to the extent permitted pursuant to the terms thereof. At such time as the non-defaulting Member or the Company collects on the applicable Guaranty an amount equal to the full amount of the Default Amount (plus the Twenty Five Percent Payment related thereto, as well as all costs, reasonable attorneys fees and other amounts owing under the applicable Guaranty) from the applicable Guarantor, then the defaulting Member shall no longer be disenfranchised pursuant to SECTION 4.3(c) and:

                           (1) if the non-defaulting Member has made a Default
Contribution pursuant to SECTION 4.3(b)(i) with respect to such Default Amount, the non-defaulting Member shall be entitled to the full amount collected on the applicable Guaranty (except that the entity enforcing the Guaranty shall be entitled to retain any costs or attorneys fees collected on such Guaranty) and any dilution set forth in SECTION 4.3(b) shall be reversed as if such dilution had not occurred; provided that if (A) the Default Put or Default Call actually has closed prior to the payment on the applicable Guaranty, it shall not be reversed, but there shall be no further right to collect on the applicable Guaranty, or (B) there has been collection in full on the applicable Guaranty prior to the closing on a Default Put or Default Call, there shall be no right to pursue a Default Put or Default Call with respect to such default;

                           (2) if no Default Contribution was made with respect
to such Default Amount, 100% of the amount of such Default Amount recovered on the applicable Guaranty shall be contributed to the capital of the Company on behalf of the defaulting Member (but the entity enforcing the Guaranty shall be entitled to retain any costs or attorneys' fees collected on such Guaranty) and the Membership Interest of the defaulting Member shall be adjusted to reflect such Capital Contribution; and

                           (3) in the event of either SECTIONS 4.3(e)(i) or
(ii), the non-defaulting Member shall be paid from the amount collected on the Guaranty or by the defaulting Member if such collection is insufficient, the Twenty Five Percent Payment.

         GCR and Station acknowledge and agree that the failure of either to make their respective additional Capital Contributions shall result in damage to the other and the Company, the exact amount of which is impractical or extremely difficult to calculate, and that the remedies set forth in SECTION 4.3(b-e) are a fair and reasonable calculation of damages under the circumstances, and not a penalty or forfeiture.

                  (6) RESIGNATION AS MANAGER. In the event of a default by Station in providing Station's Initial Capital Contribution pursuant to SECTION 4.1(b) and the expulsion of Station as a Member, or a dilution of Station under
SECTION 4.3(b), Station may give written notice to GCR that it desires to resign as Manager; provided, however, Station shall, if requested by GCR, be obligated to serve as the Manager for a period of up to 36 months (the "TRANSITION PERIOD") after the expulsion or Dilution Date, during which time Station shall continue to perform its obligations hereunder and continue to receive compensation and expense reimbursement pursuant to SECTION 3.5, and will cooperate with GCR in its efforts to engage a successor Manager of the Project.

         1.38 ALLOCATION OF PROFITS AND LOSSES.

         For purposes of determining Capital Accounts under this SECTION 4.4:
(i) Capital Accounts shall first be reduced by distributions with respect to such Fiscal Year, and (ii) a Member's Capital Account shall be increased by such Member's share of Minimum Gain and Minimum Gain Attributable to Member Nonrecourse Debt determined as of the end of such Fiscal Year.

                  (1) PROFITS. After giving effect to the special allocations set forth in SECTION 4.4(c), Profits shall be allocated as follows: (i) first, to those Members with negative Capital Account balances, that portion of Profits which is equal in amount to, and in proportion to, such Members' respective negative Capital Accounts in the Company, provided that no such Profits shall be allocated under this paragraph to a Member once such Member's Capital Account is brought to zero; and (ii) the balance, to those Members in the amount and to the extent necessary to increase the Members' respective Capital Accounts so that if the proceeds were distributed under SECTION 6.2(c) at the end of the Fiscal Year, such proceeds would be distributed in accordance with the Members' respective Capital Account balances.

                  (2) LOSSES. After giving effect to paragraph 4.4(c) of this Agreement, Losses shall be allocated to each Member as follows: (i) first, to those Members to the extent and in such proportions necessary to decrease the respective positive balances in all Members' Capital Accounts so that the proceeds distributed under SECTION 6.2(c) will be distributed in accordance with the Members' respective Adjusted Capital Accounts; and (ii) the balance, to the Members in accordance with the manner in which they bear the economic risk of loss associated with such loss.

                  (3) SPECIAL ALLOCATIONS. Notwithstanding any provisions of
SECTION 4.4(a) or SECTION 4.4(b), the following special allocations shall be made in the following order:

                           (1) MINIMUM GAIN CHARGEBACK (NONRECOURSE
LIABILITIES). If there is a net decrease in Minimum Gain for any Fiscal Year (except as a result of certain conversions or refinancings of Company indebtedness, certain capital contributions or certain revaluations of property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2), or (f)(3)), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in Minimum Gain.

The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f) and (j)(2). This SECTION 4.4(c)(i) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this SECTION 4.4(c)(i) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

                           (2) MINIMUM GAIN ATTRIBUTABLE TO MEMBER
NONRECOURSE DEBT. If there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Fiscal Year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of property as Further outlined in Regulation Section 1.704-2(i)(4)), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in the Minimum Gain Attributable to Member Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(i)(4) and
(j)(2). This SECTION 4.4(c)(ii) is intended to comply with the minimum gain chargeback requirement with respect to Member Nonrecourse Debt contained in said sections of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this SECTION 4.4(c)(ii) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

                           (3) QUALIFIED INCOME OFFSET. In the event any
Member unexpectedly receives any adjustments, allocations or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such Member has an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This SECTION 4.4(c)(iii) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                           (4) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions
for any Fiscal Year or other applicable period shall be allocated to the Members in proportion to their respective Capital Account balances.

                           (5) MEMBER NONRECOURSE DEDUCTIONS. Member
Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member that bears the economic risk of loss for the debt in respect of which such Member Nonrecourse Deductions are attributable (as determined under Regulation Sections 1.704-2(b)(4) and (i)(1)).

                           (6) CURATIVE ALLOCATIONS. The Regulatory
Allocations (as hereinafter defined) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the cumulative net amount of allocations of Company items under SECTION 4.4(a), (b) AND (c) hereof shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not occurred. This Paragraph (vi) is intended to minimize to the extent possible and to the extent necessary any economic distortions that may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "REGULATORY ALLOCATIONS" shall mean all the allocations provided under this
SECTION 4.4(c) other than this Paragraph (vi).

                  (4) TAX ALLOCATIONS.

                           (1) GENERALLY. Subject to Paragraph (ii) of this
Subsection (d), items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "TAX ITEMS") shall be allocated among the Members on the same basis as their respective book items.

                           (2) ALLOCATIONS RESPECTING SECTION 704(c) AND
REVALUATIONS. Notwithstanding Paragraph (i) of this Subsection (d), Tax Items with respect to Company property that is subject to Code Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f) shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be, using the "traditional method" or, upon unanimous approval of the Members, any other reasonable method permitted in Regulations
Section 1.704-3.

         1.39 DISTRIBUTIONS.

                  (1) DISTRIBUTIONS PRIOR TO LIQUIDATION. Distributable Cash shall be disbursed or distributed to the Members only at such times and in such amounts as shall be determined by the Executive Committee in the following manner and order of priority:

                           (1) First, to the Members pro rata in accordance
with the accrued but undistributed Twenty-Five Percent Payment Amount on Default Amounts until each Member who is entitled to the Twenty-Five Percent Payment Amount shall have received (giving effect to all distributions pursuant to this SECTION 4.5(a)(i) in the current and all prior Fiscal Years) an amount equal to the Twenty-Five Percent Payment Amount.

                           (2) Second, to the Members, pro rata in accordance
with each Member's share of unreturned Default Contributions until each Member shall have received (giving effect to all distributions pursuant to this SECTION 4.5(a)(ii) in the current and previous Fiscal Years) an amount equal to such Member's Default Contributions.

                           (3) Third, to the Members pro rata in accordance
with each Member's share of unreturned Capital Contributions (other than Default Contributions) until each Member shall have received (giving effect to all distributions pursuant to this SECTION 4.5(a)(iii) in the current and previous Fiscal Years) an amount equal to such Member's Capital Contributions (other than Default Contributions).

                           (4) Fourth, to the Members, pro rata in accordance
with each Member's percentage of Membership Interests.

Any such distributions shall be made to the Members on a pro rata basis in proportion to the respective percentage Membership Interests held by them at the time of such distributions. Notwithstanding the foregoing, as an advance against distributions pursuant to the preceding sentence, the Company shall distribute to each Member on an annual basis not later than 120 days following the end of each Fiscal Year an amount equal to 40% of the Profits allocated to such Member for such Fiscal Year pursuant to SECTION 4.4(a).

                  (2) WITHHOLDING. The Company shall withhold and pay over to the Internal Revenue Service or other applicable taxing authority all taxes or withholdings, and all interest, penalties, additions to tax, and similar liabilities in connection therewith or attributable thereto (hereinafter "WITHHELD TAXES") to the extent that the Manager reasonably determines that such withholding and/or payment is required by the Code or any other law, rule or regulation. The Manager shall determine to which Member such Withheld Taxes are attributable in accordance with applicable law. All amounts withheld pursuant to this SECTION 4.5(b) with respect to any allocation, payment or distribution to any Member shall be treated as amounts distributed to such Member pursuant to SECTION 4.5(a) hereof for all purposes of this Agreement.

                  (3) CERTAIN ADJUSTMENTS. If an amount payable to the Company is reduced because the Person paying that amount withholds and/or pays over to the Internal Revenue Service or other applicable taxing authority any amount as a result of the status of a Member, the Manager shall make such adjustments to amounts distributed and allocated among Members as the Manager reasonably determines to be appropriate.

                                   ARTICLE V

                         MEMBERS; TRANSFER OF INTERESTS

         1.40 ADMISSION. The initial Members became Members of the Company at the Effective Date. Notwithstanding any contrary provision of the Act, the Company may admit new Members to the Company only with the prior consent of the Executive Committee on such terms as Station and GCR mutually agree. No Person shall be admitted as a Member until all approvals required by the Gaming Laws are obtained.

         1.41 TRANSFER OF INTERESTS.

                  (1) NO TRANSFER WITHOUT EXECUTIVE COMMITTEE CONSENT. No Member may Transfer all or any part of its Membership Interest in the Company (other than a Transfer (i) pursuant to SECTION 4.3(d), SECTION 5.2(b) or SECTION 5.3) or (ii) subject to SECTION 5.2(b), to one or more Greenspun Family Members (or an entity wholly owned by one or more Greenspun Family Members) in the case of GCR and a wholly owned subsidiary of Parent in the case of Station which expressly assumes in writing the obligations of the transferor under this Agreement (as long as such Transfer would not adversely affect the classification of the Company as a partnership for federal or state income tax purposes)) or otherwise assign or delegate any of such Member's rights and obligations as a Member without the consent of Station and GCR. In the event of a Transfer permitted by Clause (ii) of the preceding sentence, the transferor and transferee(s) shall be treated as a single Member for all purposes of this Agreement. For purposes of this Section, there shall be a Transfer of GCR's Membership Interest in the Company if one or more Greenspun Family Members do not own 100% of GCR; provided, however, that the pledge or other hypothecation of GCR's or Station's Membership Interest to secure Construction Financing or Permanent Financing, or the subsequent foreclosure or transfer in lieu thereof, to the construction or permanent lender or bona fide purchaser or transferee of such lender, shall not be deemed a Transfer. Notwithstanding anything in this Agreement to the contrary, in the event of any Transfer by GCR or Station of any or all of its Membership Interest in contravention of this SECTION 5.2(a), such as, but not limited to, by operation of law, bankruptcy or the like, the transferee shall have no rights to vote any matters coming before the Members and the other Member shall have the sole right to vote and appoint members to the Executive Committee.

                  (2) TRANSFER UPON CHANGE IN CONTROL. Station shall give written notice to GCR no later than 30 days following a Change in Control, which notice shall describe the events or circumstances which constitute such Change in Control in reasonable detail. GCR may, within 30 days after its receipt of such notice, give written notice to Station that it is considering selling its Membership Interest to Station (a "CHANGE IN CONTROL PUT") or purchasing Station's Membership Interest (a "CHANGE IN CONTROL CALL") and that the Appraised Value should be determined as of the date of such notice from GCR. Within 30 days after the determination of the Appraised Value, GCR shall notify Station if it elects to exercise the Change in Control Put (the "CHANGE IN CONTROL PUT EXERCISE NOTICE") or the Change in Control Call, in either case at the Appraised Value as determined pursuant to the immediately preceding sentence. The purchase of Station's Membership Interest or GCR's Membership Interest, as the case may be, pursuant to the exercise of a Change in Control Call or a Change in Control Put shall occur within 10 days following receipt of all necessary third-party consents and approvals for such transfer, with the purchase price payable in cash at such closing, unless otherwise agreed by the party selling the Membership Interest. The Membership Interests shall be conveyed free and clear of all liens and encumbrances (except this Agreement), and the selling Member and its Affiliates shall be released from all indebtedness and guaranties incurred on behalf of the Company.

         In the event Station defaults on acquiring GCR's Membership Interest pursuant to a change in Control Put, or the requisite consents and approvals to transfer have not (or cannot be) obtained with respect to a Change in Control Put within one year after the Change in Control Put Exercise Notice, or GCR and its Affiliates cannot be released from all indebtedness or guaranties with respect to a Change in Control Put (including the GCR Guaranty attached to this Agreement) within one year after the Change in Control Put Exercise Notice, then GCR can require the Company or its assets to be sold pursuant to actions taken by an investment banker (selected by GCR from the list on EXHIBIT A) in a commercially reasonable time frame.

                  (3) SPECIAL PROVISIONS APPLICABLE TO CHANGE IN CONTROL PUT OR CALL OR DEFAULT PUT OR CALL. In the event that Station's Membership Interest is the subject of a Change in Control Put or Call or Default Put or Call, Station shall, at the option of GCR, be obligated to continue to serve as the Manager for a period of up to the Transition Period after the consummation of the purchase of Station's Membership Interest, during which time Station shall continue to perform its obligations hereunder and receive the Incentive Management Fee and the Base Management Fee and will cooperate with GCR in its efforts to engage a successor manager for the Project.

                  (4) ATTEMPTED TRANSFERS IN CONTRAVENTION. Any attempted Transfer in contravention of this Article 5 shall be void and of no effect and shall not bind or be recognized by the Company. In the case of an attempted Transfer not permitted hereby, the parties attempting to engage in such Transfer shall indemnify and hold harmless (and hereby agree to indemnify and hold harmless), the Company and the other Members from all costs, liabilities and damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and attorneys' fees and expenses) as a result of such attempted Transfer and efforts to enforce the indemnity granted hereby.

                  (5) DISTRIBUTIONS AND ALLOCATIONS UPON TRANSFERS. If during any Fiscal Year there is a Transfer of an interest in the Company in compliance with the provisions of this Article 5, Profits and Losses and all other items attributable to the transferred interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using the interim closing of books method or, upon the unanimous approval of the Members, any other conventions permitted by law and selected by the Manager. All distributions with respect to the transferred interest on or before the date of the Transfer shall be made to the Transferor, and all distributions thereafter with respect to the transferred interest shall be made to the Transferee. Neither the Company nor the Manager shall incur any liability for making allocations and distributions in accordance with the provisions of this Article 5.

                  (6) COMPLIANCE WITH GAMING LAWS. Notwithstanding anything to the contrary set forth herein, no Membership Interest or other ownership interest in the Company shall be issued or transferred in any manner whatsoever except in compliance with all Gaming Laws and only after the receipt of all necessary Gaming Licenses.

         1.42 GAMING LICENSING. Each Member agrees to promptly and diligently, at its own cost, file for and seek to obtain it and its Affiliates Gaming Licenses for the Project.

                  (1) In the event that any Member (the "PROBLEM MEMBER") has not received its Gaming License for the Project by the time of the Opening or, by virtue of its pending gaming application, is substantially impairing or impeding the receipt by the Company of the Gaming Licenses necessary for the Opening, then the other Member shall acquire the Problem Member's Membership Interest, free and clear of all liens and encumbrances (other than this Agreement), for a purchase price equal to 100% of the Problem Member's unreturned Capital Contribution, payable in cash, and the Problem Member and its Affiliates shall be released from all indebtedness and guaranties incurred on behalf of the Company. For a period of one year after such purchase, if the Problem Member obtains its Gaming License, it shall have the option, subject to the approval of the applicable Gaming Authorities, to repurchase its Membership Interest, free and clear of all liens and encumbrances (other than this Agreement), for a purchase price equal to the purchase price paid for such Membership Interest by the non-Problem Member, payable in cash, and assumption of one-half of all indebtedness or guaranties outstanding by the other Member or its Affiliates on behalf of the Company. For a period of one year after the purchase of the Problem Member's Membership Interest or such time as the Problem Member repurchases its Membership Interest, whichever is shorter, the Company shall not make any distributions to its Members (other than the payment of fees and reimbursement of costs in the ordinary course of business).

                  (2) If, subsequent to Opening and the initial licensing of a Member, a Member (also, a "PROBLEM MEMBER") is substantially impeding or impairing the ability of the Company to maintain its Gaming License for the Project, or is resulting in the imposition of significantly burdensome terms and conditions on any such Gaming Licenses (a "LICENSING PROBLEM"), then the other Member may give written notice to the Problem Member and the Problem Member shall have the lesser of that time required by the Gaming Authorities or ninety (90) days to correct such Gaming Problem. If such Gaming Problem is not corrected within the shorter of the above time periods, then the non-Problem Member may give written notice that it shall acquire the Problem Member's Membership Interest, free and clear of all liens and encumbrances (other than imposed by this Agreement) for an amount equal to the Problem Member's unreturned Capital Contributions, and the Problem Member shall be released from all indebtedness and guaranties incurred on behalf of the Company. The closing on such acquisition shall occur upon the lesser of the time required by applicable Gaming Authority or 90 days after the notice of intent to acquire the Problem Member's Membership Interest. The purchase price shall be paid in cash.

         1.43 REQUIRED MEMBER APPROVALS. Notwithstanding any other provision herein to the contrary, the prior unanimous affirmative approval of the Members of the Company shall be required with respect to each of the following:

                  (1) Approval of a Restricted Activity by a Member;

                  (2) Approval of an Affiliate Transaction by a Member which is not an arms-length bona fide fair market value transaction;

                  (3) Amendments to the Articles and, except as set forth in
SECTION 7.2, any amendment of this Agreement;

                  (4) Any sale of the business or substantially all of the assets of the Company, or merger of the Company in which the Company is not the surviving entity and the Members of the Company immediately prior to such transaction do not hold a majority of the Voting Stock of the entity surviving such merger, which sale or merger is not an arms-length bona fide fair market value transaction;

                  (5) Approval of the resignation of the Manager pursuant to
SECTION 3.1;

                  (6) Admission of new Member(s) pursuant to SECTION 5.1 or Transfers pursuant to SECTION 5.2(a) (other than under Sections 5.2(a)(i) or
(ii));

                  (7) Dissolution of the Company pursuant to SECTION 6.1(a); or

                  (8) Approval by GCR of any of the matters set forth in SECTION
3.3 (c).

         1.44 PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Meetings of Members shall be held at any place designated by the Executive Committee. In the absence of any such designation, meetings of Members shall be held at the principal place of business of the Company. Any meeting of the Members may be held by conference telephone or similar communications equipment so long as all Members participating in the meeting can hear one another, and all Members participating by telephone or similar communications equipment shall be deemed to be present in person at the meeting.

         1.45 ANNUAL MEETING.

                  (1) No annual meeting of the Members shall be required.

                  (2) The Members shall designate in writing one representative (a "MEMBER'S REPRESENTATIVE") to attend a regular monthly informational meeting of the Members at which time the Manager shall review the financial statements set forth in SECTION 3.4(i) and shall present such other information with respect to the Project as reasonably requested by any Member's Representative. A member may change its Member's Representative by written notice to the Executive Committee.

         1.46 SPECIAL CALL OF MEETINGS. Special meetings of the Members may be called at any time by any Member owning 25% or more of the Membership Interests of the Company or by the Executive Committee for the purpose of taking action upon any matter requiring the vote or authority of the Members as provided in this Agreement or the Act or upon any other matter as to which such vote or authority is deemed by the Members or the Executive Committee to be necessary or desirable; provided, however, in no event may any Member call a special meeting of the Members more than once in any four week period.

         1.47 NOTICE OF MEETINGS OF MEMBERS. All notices of meetings of Members shall be sent or otherwise given in accordance with SECTION 8.1 not less then five (5) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date, and hour of the meeting, and (ii) the general nature of the business to be transacted.

         1.48 MANNER OF GIVING NOTICE. Notice of any meeting of the Members shall be given pursuant to SECTION 8.1

         1.49 ADJOURNED MEETING; NOTICE. Any meeting of Members whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Membership Interests represented at that meeting, either in person or by proxy. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Executive Committee shall set a new record date and shall give notice in accordance with the provisions of SECTIONS 5.8 AND 5.9. At any adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

         1.50 QUORUM; VOTING. At any meeting of the Members, a majority of the Membership Interests of the Company, present in person or by proxy, shall constitute a quorum for all purposes. Except as otherwise required by this Agreement (including, without limitation, SECTION 5.4 above) or the Act, all matters shall be determined by an affirmative vote of Members holding at least a majority of the Membership's Interests of the Company when a quorum is present.

         1.51 WAIVER OF NOTICE BY CONSENT OF ABSENT MEMBERS. The transactions of a meeting of Members however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Members. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

         1.52 MEMBER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Except as provided in this Agreement or the Act, any action that may be taken at any meeting of Members, may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by Members holding at least a majority of the Membership Interests of the Company, or such greater number as is required by this Agreement or the Act with respect to a particular issue. Any such written consent may be executed and given by telecopy or similar electronic means. Such consents shall be filed with the Company and shall be maintained in the Company's records.

         1.53 RECORD DATE FOR MEMBER NOTICE, VOTING, AND GIVING CONSENTS.

                  (1) For purposes of determining the Members entitled to vote or act at any meeting or adjournment thereof, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  (2) The record date for determining Members entitled to give consent to action in writing without a meeting, (i) when no prior action of the Executive Committee has been taken, shall be the day on which the first written consent is given or (ii) when prior action of the Executive Committee has been taken, shall be (x) such date as determined for that purpose by the Executive Committee, which record date shall not precede the date upon which the resolution fixing it is adopted by the Executive Committee and shall not be more than 20 days after the date of such resolution or (y) if no record date is fixed by the Executive Committee the record date shall be the close of business on the day on which the Executive Committee adopts the resolution relating to that action.

                  (3) Only Members of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Member who Transfers all or part of such Member's Membership Interest after a record date (and no transferee of such Membership Interest) shall have the right to vote or act with respect to the transferred Membership Interest as regards the matter for which the record date was set.

         1.54 IN GENERAL. As of the date of its execution of this Agreement, each of the Members and the Manager (other than the Manager with respect to SECTIONS 5.15(e) AND (f)), hereby makes each of the representations and warranties applicable to such Member or Manager as set forth in this SECTION
5.15 hereof, and such warranties and representations shall survive the execution of this Agreement, and be for the benefit of the Company and other Members:

                  (1) DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENT. If such Member or Manager is a corporation, limited liability company, or a partnership, it is duly organized or duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, limited liability company, or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Member or Manager is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Member or Manager has the individual, corporate, limited liability company, or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, if such Member or Manager is a corporation, limited liability company, or partnership, the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate, limited liability company, or partnership action. This Agreement constitutes the legal, valid, and binding obligation of such Member or Manager enforceable in accordance with its respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditor's rights generally, and except that the availability of equitable remedies is subject to judicial discretion).

                  (2) NO CONFLICT WITH RESTRICTIONS; NO DEFAULT. Neither the execution, delivery, and performance of this Agreement nor the consummation by such Member or Manager of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Member or Manager, (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation or organization, bylaws, operating agreement, or partnership agreement of such Member or Manager, if such Member or Manager is a corporation, limited liability company or partnership, or, except as set forth in the next sentence with respect to Station and Parent, of any material agreement or instrument to which such Member or Manager is a party or by which such Member or Manager is or may be bound or to which any of its material properties or assets is subject, (iii) will, except as set forth in the next sentence with respect to Station and Parent, conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Member or Manager is a party or by which such Member or Manager is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such Member or Manager. With respect to Station and Parent, certain provisions of this Agreement may conflict with other agreements, or require the consent of unrelated parties. Notwithstanding such conflict or necessity of consent, Station agrees that it is absolutely bound by the terms of this Agreement, and Station further acknowledges and agrees that its failure to perform an obligation under the terms of this Agreement (even if such obligations may cause a breach of another agreement or require the consent of a third party) shall entitle GCR to its remedies available pursuant to the terms of this Agreement.

                  (3) GOVERNMENTAL AUTHORIZATIONS. Any registration, declaration or filing with or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by such Member or Manager under this Agreement or the consummation by such Member or Manager of any transaction contemplated hereby has been completed, made, or obtained on or before the Effective Date of this Agreement, except as set forth in this Agreement.

                  (4) LITIGATION. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Member or Manager, threatened against or affecting such Member or Manager or any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair such Member's or Manager's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member or Manager; and such Member or Manager has not received any currently effective notice of any default, and such Member is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Member's or Manager's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member or Manager.

                  (5) INVESTIGATION. Such Member is acquiring its Membership Interest based upon its own investigation, and the exercise by such Member of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis, and expertise. Such Member's acquisition of its Membership Interest is being made for its own account for investment, and not with a view to the sale or distribution thereof.

                  (6) ACCREDITED INVESTOR. Such Member is an "accredited investor" within the meaning of applicable state and federal securities laws. The Member's overall commitment to investments that are not readily marketable is not disproportionate to its net worth, and the purchase of the Membership Interest will not cause such overall commitment to become excessive.

                                   ARTICLE VI

                    DISSOLUTION, LIQUIDATION AND TERMINATION

         1.55 DISSOLUTION. The Company shall dissolve and its affairs shall be wound up upon the occurrence of any of the following:

                  (1) the mutual consent of all Members at any time; or

                  (2) the occurrence of any other event that effects a dissolution of the Company under the Act.

         1.56 LIQUIDATION AND TERMINATION. On dissolution of the Company, the Manager shall act as liquidating trustee or may appoint one or more Members as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne by the Company. Until final distribution, the liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidating trustee are as follows:

                  (1) as promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause an accounting to be made by a firm of independent public accountants of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

                  (2) the liquidating trustee shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and

                  (3) all remaining assets of the Company shall be distributed to the Members in accordance with SECTION 4.5(a).

         1.57 ARTICLES OF DISSOLUTION. On completion of the distribution of Company assets as provided herein, the Company's existence shall be terminated, and the Manager (or such other person or persons as the Act may require or permit) shall file Articles of Dissolution with the Secretary of State of Nevada under the Act and take such other actions as may be necessary to terminate the existence of the Company.

         1.58 NEGATIVE CAPITAL ACCOUNTS. No Member with a deficit balance in its Capital Account shall have any obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

         1.59 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provision of this Article 6, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no event described in
SECTION 6.1 has occurred, such liquidation shall not cause a dissolution of the Company for purposes of the Act and the Company's assets shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, the assets and liabilities of the Company shall be deemed to have been contributed to a new company and the interests in the new company shall be deemed distributed to members of the former Company, which shall be operated and governed by this Agreement

         1.60 LIMITATIONS ON RIGHTS OF MEMBERS. Each Member shall look solely to the assets of the Company for the return of its Capital Contribution, and except as expressly provided herein no Member shall have priority over any other Member as to the return of its Capital Contribution or as to any distributions or allocations.

                                   ARTICLE VII

                                   AMENDMENTS

         1.61 AMENDMENTS GENERALLY. Except as otherwise provided in this Article 7, and notwithstanding any contrary provision of the Act, any amendments to this Agreement and to the Articles may be adopted with the unanimous written consent of all the Members; provided, however, that in no event may the provisions of SECTIONS 3.1 THROUGH 3.8, 3.10, 3.13, 3.26 THROUGH 3.29 or this Article VII regarding amendments to such provisions be amended without the approval of the Manager as long as Station is the Manager.

         1.62 AMENDMENTS BY THE EXECUTIVE COMMITTEE. Without limiting the power to amend this Agreement granted by SECTION 7.1 hereof, this Agreement may be amended by the Executive Committee, by executing an instrument of amendment and giving each Member notice thereof, without the consent of any of the Members,
(i) to effect changes of a ministerial nature that do not adversely affect the rights, duties or obligations of the Members; (ii) to give effect to the admission of Members in accordance with the terms hereof; (iii) to conform the terms of this Agreement with any Regulations issued under Code Section 704; or
(iv) with respect to the Company's status as a partnership (and not as an association taxable as a corporation) for federal or state income tax purposes (x) to comply with the requirements of the Regulations, or (y) to ensure the continuation of partnership status; provided, however, that in the opinion of counsel of the Company any of such amendments do not adversely affect the rights or interests of any of the Members. Notwithstanding the foregoing, no amendment shall be adopted pursuant to this SECTION 7.2 if such amendment would adversely affect the limited liability of the Members or the status of the Company as a partnership for federal or state income tax purposes. 1.1

                                  ARTICLE VIII

                                  MISCELLANEOUS

         1.63 NOTICES. All notices, requests, consents and other formal communication between the Members, the Manager, the members of the Executive Committee and the Company that are required or permitted under this Agreement ("NOTICES") shall be in writing and shall be sent to the address for the respective addressee provided on EXHIBIT M attached hereto or, in this case of the Company, at its registered address under SECTION 2.4 (each a "NOTICE ADDRESS"). Notices shall be (i) delivered personally with a written receipt of delivery, (ii) sent by a recognized overnight courier requiring a written acknowledgment of receipt or providing a certification of delivery or attempted deliver (E.G., Federal Express, Airborne, UPS), (iii) sent by certified or registered mail, postage prepaid, return receipt requested, or
(iv) transmitted by facsimile machine provided that the facsimile transmission is received between 8:00 a.m. and 5:00 p.m. (as determined by the time zone of the addressee), Monday through Friday but excluding holidays on which the primary office of the addressee is closed, and provided further that a duplicate copy of the Notice is delivered to the respective Notice Address on the first regular business day following the date of facsimile transmission. Notices shall be deemed delivered when actually received by the addressee at the respective Notice Address; provided, however, that if the Notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery.

         Each Member, the Manager, the members of the Executive Committee and the Company shall be entitled to change its Notice Address from time to time, and to add up to two additional notice addressees, by delivering to all Members, the Manager, the members of the Executive Committee and the Company notice thereof in the manner herein provided for the delivery of Notices.

         1.64 BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees and (subject to the limitations in Article 5 hereof) assigns.

         1.65 HEADINGS. Section and (except for the definitions in SECTION 1.1) other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         1.66 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         1.67 FURTHER ACTION. Each Member, upon the request of the Manager, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

         1.68 GOVERNING LAW. The laws of the State of Nevada shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members.

         1.69 WAIVER OF ACTION FOR PARTITION. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Company's assets.

         1.70 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         1.71 CPI ADJUSTMENT. Each of the dollar thresholds specified in this Agreement shall be subject to adjustment (the "CPI ADJUSTMENT") in each year of the term of this Agreement as set forth in this SECTION 8.9 based upon the difference, if positive, between the United States Department of Labor Bureau of Labor Statistics Consumer Price Index - All Urban Consumers (U.S. City Average, All Items, Base Period 1982-84=100) (the "INDEX") as of the date of determination and the Index as of the Effective Date. If the Index is discontinued or revised during the term of this Agreement, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result that would be obtained if such index had not been discontinued or revised. The first CPI Adjustment shall be proposed by the Manager in the Annual Plan and Operating Budget presented to the Executive Committee for approval for the second full year after Opening, based on the change from the prior year, and shall be proposed to the Executive Committee annually thereafter for approval with the Annual Plan and Operating Budget.

         1.72 PUBLICITY. Neither GCR nor Station shall make any formal public statement(s) or announcements regarding the Project or this Agreement without the prior consent of the other, which consent shall not be unreasonably withheld; provided that if either party is unable to obtain the prior consent of the other with respect to a formal announcement that is, on the advice of legal counsel, believed to be required by law, then such party may make or issue such legally required statement or announcement and promptly furnish the other party with a copy thereof.

         1.73 TRANSITION AS MANAGER. During the Transition Period, Station shall reasonably cooperate with Company and GCR to make a transition in the management of the Project, including transferring all of the property of the Project, including books and records, customer lists, employee and services records and manuals, supplier lists and other similar documents or information, which shall remain the sole property of the Company. After Station no longer is Manager, it shall make itself reasonably available for reasonable and customary compensation to advise and consult in any transition for a reasonable period of time.

         1.74 BROKER FEES. Station represents and warrants that upon the formation of the Company or transfer of the Resort Property to the Company, there will be no brokerage fees or commissions or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation, or other entity, with respect to or on account of the formation of the Company or transfer of Resort Property, arising by, through or under Station.

                                   * * * * * *

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement under seal as of the Effective Date.

                                   GREEN VALLEY RANCH GAMING, LLC

                                   By:      GV Ranch Station, Inc.
                                            Its Manager

                                   By:      /s/ SCOTT M NIELSON
                                            ------------------------------------
                                   Title:   Secretary

                                   GCR GAMING, LLC

                                   By:      /s/ BRIAN GREENSPUN
                                            ------------------------------------
                                   Title:   Manager

                                   GV RANCH STATION, INC.

                                   By:      /s/ SCOTT M NIELSON
                                            ------------------------------------
                                   Title:   Secretary

                                   AS MANAGER:

                                   GV RANCH STATION, INC.

                                   By:      /s/ SCOTT M NIELSON
                                            ------------------------------------
                                   Title:   Secretary

                                    EXHIBIT A

                        List of Investment Banking Firms

         1.       Credit Suisse First Boston

         2.       Bear, Stearns & Co., Inc.

         3.       CIBC Oppenheimer

         4.       Lehman Brothers

         5.       Merrill Lynch & Co., Inc.

         6.       Wasserstein Perella & Co., Inc.

         7.       Banc of America Securities LLC

         8.       Donaldson, Lufkin & Jenrette, Inc.

         9.       Jefferies & Company, Inc.

         10.      The Goldman Sachs Group, Inc.

         11.      BT Alex Brown (Macquarie Bank Limited)

         12.      BancBoston Robertson Stephens

                                    EXHIBIT B

                             Fertitta Family Members

         1.       Frank J. Fertitta III

         2.       Blake L. Sartini

         3.       Lorenzo J. Fertitta

                                    EXHIBIT C

                       GCR Gaming Guarantor, LLC Guaranty

                                    GUARANTY

         The undersigned GCR Gaming Guarantor, LLC, a Nevada limited liability company (the "GUARANTOR"), and an Affiliate of GCR Gaming, LLC ("GCR"), hereby irrevocably and unconditionally guarantees the payment and performance by GCR pursuant to SECTIONS 4.1(a) AND 4.2 of the Operating Agreement ( the "AGREEMENT") of Green Valley Ranch Gaming, LLC (the "COMPANY") to the same extent that GCR is bound thereby. Such Guaranty is for the benefit of the Company and, to the extent that GCR fails to make any required contribution of capital under the Agreement and Station is not in default under the Agreement, for the benefit of Station, each independently and severally, and such Guaranty also is a guaranty of the Twenty-Five Percent Payment for the period commencing on the date on which GCR's payment obligation begins and ending on the earlier to occur of (a) one year from such date, and (b) the date on which such payment obligation which GCR fails to make in breach of the foregoing SECTIONS 4.1(a) AND 4.2 of the Agreement has been satisfied. Upon the earlier of the Company closing on the Construction Financing (as defined in the Agreement) or ninety (90) days after Opening of the Project to the public, the obligations guaranteed hereby shall be limited to those set forth in SECTIONS 4.2(b) AND 4.2(c) and the amount of payment and performance guaranteed hereby as required by such sections shall be limited to $15,000,000.00 in aggregate.

         The Guarantor hereby grants to the Company, which may be exercised solely by Station on behalf of the Company (and to which the Company consents by acceptance of this Guaranty), in Station's sole discretion and without notice to, or consent by, the Guarantor, but subject to the terms and conditions of the Agreement, the power and authority to modify, waive, renew, compromise, extend, accelerate or otherwise change the time or place of payment of or to otherwise change the terms of the payment of the amounts guaranteed hereby, the other obligations guaranteed hereby or the provisions of the Agreement related thereto. The liability of the Guarantor shall not be terminated, affected, impaired or reduced in any way by any action taken by Station under the foregoing provision or any other provision hereof or by any delay, failure or refusal of Station to exercise any right or remedy it may have against GCR, or any other person, including other guarantors, if any, liable for all or any part of the obligations guaranteed hereby.

         Satisfaction by the Guarantor of any liability hereunder incident to a particular default under the Agreement, if additional default(s) shall occur under the Agreement, shall not discharge the Guarantor except with respect to the default satisfied, it being the intent hereof that this Guaranty and the obligations of the Guarantor hereunder shall be continuing and irrevocable and shall survive until termination of the Agreement, and shall survive termination of the Agreement to the extent any defaults exist at the time of such termination. Notwithstanding the foregoing or anything else set forth herein, and in addition thereto, if at any time all or any part of any payment received by Station or the Company from the Guarantor under or with respect to this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, determination that said payment was a voidable preference under insolvency, bankruptcy or reorganization laws), then the Guarantor's obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous receipt of payment by Station or the Company, and Guarantor's obligations hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment to Station or the Company had never been made. The provisions of the foregoing sentence shall survive termination of this Guaranty and of the Agreement, and shall remain a valid and binding obligation of the Guarantor until satisfied.

         The Guarantor hereby waives notice of acceptance of this Guaranty by Station or the Company and this Guaranty shall immediately be binding upon the Guarantor. In addition, to the extent permitted by law, the undesigned hereby waives and agrees not to assert or take advantage of: (a) any right to require Station or the Company to proceed against GCR or the Company or any other person at any time or to pursue any other remedy in Station's or the Company's power before proceeding against the Guarantor hereunder; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of the payment of the amounts guaranteed or the performance of any other obligations guaranteed hereby; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Station or the Company to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (d) demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind; (e) any defense based upon an election of remedies by Station or the Company which destroys or otherwise impairs any or all of the subrogation rights of the Guarantor, the right of the Guarantor to proceed against GCR or the Company or any other person for reimbursement, or both; (f) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty; or (g) any duty on the part of Station or the Company to disclose to the Guarantor any facts Station or the Company may now or hereafter know about GCR or the Company, regardless of whether Station or the Company had reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of GCR or the Company and of any and all circumstances bearing on the risk that liability may be incurred by the Guarantor hereunder.

         The liability of the Guarantor under this Guaranty shall be an absolute, direct, immediate and unconditional guaranty of payment and performance and not of collectability, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreement. The obligations of the Guarantor hereunder are independent of the obligations of GCR and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against the Guarantor whether or not GCR is joined therein or a separate action or actions are brought against GCR. Station or the Company may maintain successive actions for other defaults. Station's and the Company's rights hereunder shall not be exhausted by its exercise of any of their rights or remedies or by any such action or by any number of successive actions and the Guarantor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments. It is expressly understood that the obligations of the Guarantor hereunder are an additional and cumulative benefit given to Station and the Company for their security and as an inducement to execute the Agreement. The amount of the Guarantor's liability and all rights, powers and remedies of Station and the Company hereunder shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Station or the Company under the Agreement or otherwise by law (except as expressly set forth in the Agreement).

         All notices or other communications provided for or permitted hereunder shall be in writing and shall be given in the same manner as provided in SECTION 8.1 of the Agreement and be deemed given as set forth therein, when addressed to the Guarantor at: 901 North Green Valley Parkway, Suite 200, Henderson, Nevada 89104, Station as set forth in EXHIBIT M of the Agreement, and the Company at its registered offices.

         The Guarantor hereby agrees to pay to Station or the Company, as the case may be, upon demand, reasonable attorneys' fees and all costs and other expenses which either or both expends or incurs in enforcing the obligations guaranteed hereby or enforcing this Guaranty against the Guarantor whether or not suit is filed, including, without limitation, all reasonable attorneys' fees, costs and expenses incurred by either or both in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving GCR or the Guarantor which in any way affect the exercise by Station or the Company, as the case may be, of its rights and remedies hereunder. Until paid to Station or the Company, as the case may be, such attorneys' fees, costs and expenses shall bear interest at the rate of twenty-five percent (25%) per annum.

         Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

         No provision of this Guaranty or right of Station or the Company hereunder can be waived nor can the Guarantor be released from its obligations hereunder except by a writing duly executed by Station and the Company or unless this Guaranty terminates pursuant to the terms hereof. This Guaranty may not be modified, amended, revised, changed or varied in any way whatsoever except by the express terms of a writing duly executed by Station, the Company and the Guarantor.

         In the event that Station assigns its Membership Interest pursuant to SECTION 5.2(a) of the Agreement, this Guaranty shall automatically be assigned therewith in whole or in part, as applicable, without the need of any express assignment; provided, however, in the event that GCR assigns its Membership Interest to Station pursuant to a put or a call, this Guaranty shall terminate and be of no force or effect for any defaults arising after such assignment. This Guaranty is personal to the Guarantor and cannot be assigned without the prior written approval of Station, which approval shall be in its sole discretion, and any assignment in violation of this provision shall be null and void. Subject to the provisions of this paragraph, this Guaranty shall inure to the benefit of and bind the heirs, legal representatives, administrators, executors, successors and assigns of Station and the Guarantor.

         This Guaranty shall be governed by and construed in accordance with the laws of the State of Nevada. In any action brought under or arising out of this Guaranty, the Guarantor hereby consents to the jurisdiction of any competent court within the State of Nevada and consents to service of process by any means authorized by the law of the State of Nevada.

         The Guarantor hereby agrees that it will not and will not permit its directors, officers, stockholders, members, managers, partners and other Affiliates to take any action that could reasonably be expected to prevent, hinder or delay the performance of the undersigned of its obligations hereunder, including, without limitation, transferring any assets of the Guarantor outside the ordinary course of business that could reasonably be expected to prevent, hinder or delay the performance of the undersigned of its obligations hereunder.

         The undersigned represents and warrants that:

         (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized;

         (b) It has full corporate or limited liability company power and authority to enter into and perform this Guaranty;

         (c) The execution, delivery and performance of this Guaranty has been duly authorized by all necessary corporate or limited liability company action by such party and, if necessary, its equityholders;

         (d) This Guaranty has been duly executed and delivered by a duly authorized officer or other representative of such party and constitutes the legal, valid and binding obligation of such party enforceable in accordance with its respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditor's rights generally, and except that the availability of equitable remedies is subject to judicial discretion);

         (e) No consent, approval, order, license, authorization or validation of, or filing, recording or registration with, or exemption of or by any person or entity is required in connection with the execution, delivery and performance of this Guaranty by such party; and

         (f) Neither the execution, delivery or performance by such party of this Guaranty, nor compliance by such party with the terms and provisions hereof will: (i) contravene any applicable provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, or (ii) conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any security interest or other lien upon any of the property or assets of such party pursuant to the terms of any indenture, mortgage, deed of trust or other instrument to which such party is a party or by which such party or any of its property or assets is bound or may be subject.

Dated this ____ day of March, 2000.

                                           GCR GAMING GUARANTOR, LLC

                                           By:
                                               -------------------------------
                                           Title:
                                                  ----------------------------

                                    EXHIBIT D

"Infrastructure Improvements" means the following:

-        A 60" storm drain along the 4A and 4B road alignments.
-        The first stage of a 10' by 10' box culvert (noted as 7A).
- Roads including utilities for road sections 1C, 3, 4A and 4B and temporary road sections 2A and 2B.
-        Traffic signals at intersections 8, 9 and 10.
- "Entry Features" at the intersections of Paseo Verde Parkway and road sections 3 and 4B.
- Landscaping to include (i) at least 24' back of curb on all road sections (1C, 3, 4A, 4B,14A,14B and 14C); (ii) Nevada Power substation (noted as 15); (iii) "Central Amenity" to be located at the Northwest corner of the intersection of road sections 4A and 5B; and (iv) Beltway Buffer on the North side of the Resort Property.

Note: All number references are to Exhibit "D" page 2 of 2.

                                                                      EXHIBIT D
                                                                     Page 2 of 2

          [Attach Resort at Green Valley Ranch, Phasing Plan, 1/31/00]

                                    EXHIBIT E

                    Initial Members and Membership Interests

GCR Gaming, LLC, a Nevada limited liability company                     50%

G.V. Ranch Station, Inc., a Nevada corporation                          50%

                                    EXHIBIT F

                              Permitted Exceptions

1. The matters listed on Schedule B, Section II of that certain Title Commitment No. 863-043722, issued by Nevada Title Company, effective as of March 8, 2000, at 7:30 a.m. (the "TITLE COMMITMENT"), except (a) that GCR shall be required to obtain the vacation of Lake Mead Drive prior to the contribution of the Resort Property, (b) that GCR shall be required to file such records of survey as contemplated pursuant to
         Section 4.1(a)(ii) of the Operating Agreement to allow it to convey the Resort Property as a separate legal parcel, (c) that the Easement in favor of Nevada Power Company, recorded December 16, 1991, listed as Exception No. 7 to Schedule B, Section II of the Commitment shall be either vacated or terminated, and (d) the Resort Property shall not be responsible for more than $2,400,000 of principal debt in connection with the liens covered by Exception Nos. 4, 9, and 10 on Schedule B,
         Section II of the Title Commitment.

2. The matters identified on that certain survey of the Resort Property, by CVL Consultants, Inc., certified on February 29, 2000, consisting of three sheets, except for those matters set forth as exceptions (a) through (d) under paragraph no. 1 above with respect to the Title Commitment.

3. Facilities Relocation and Easement Agreement, dated January 14, 2000, by and between Nevada Power Company and Green Valley Development Limited Partnership, a Nevada limited partnership.

4. Declaration of Covenants, Conditions and Restrictions of Green Valley Ranch Commercial to be executed by Parcel 37/47, LLC, a Nevada limited liability company, pursuant and attached to the letter agreement dated March 10, 2000, executed by the Company, GCR, and Station.

5. The matters identified on that certain Vacation Map for the purpose of vacating a portion of Lake Mead Drive Easement Granted per Document recorded September 20, 1999, in Book 990920 as Instrument 00948, of Official Records in the Clark County Recorder's Office, Clark County, Nevada, prepared by HMH Engineering and Surveying, Inc., certified on February 28, 2000, consisting of two sheets.

6. Those matters affecting title created by, through or under the Company or the Manager, or with the prior written approval of the Company or the Manager.

                                    EXHIBIT G

                      Legal Description of Resort Property

A PORTION OF SECTION 19, TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., CITY OF HENDERSON, CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE CENTERLINE INTERSECTION OF PASEO VERDE PARKWAY AND CARNEGIE ROAD, AS SHOWN IN FILE 88 OF PARCEL MAPS, PAGE 45, OFFICIAL RECORDS OF CLARK COUNTY, NEVADA; THENCE ALONG THE SAID CENTERLINE OF PASEO VERDE PARKWAY, SOUTH 87Deg.53'34" EAST, 243.11 FEET; THENCE LEAVING SAID CENTERLINE, NORTH 02Deg.06'26" EAST, 59.50 FEET TO THE POINT OF BEGINNING;

THENCE PARALLEL SAID CENTERLINE, NORTH 87Deg.53'34" WEST, 156.10 FEET TO A CURVE CONCAVE NORTHEASTERLY;
THENCE NORTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 54.00 FEET, THROUGH A CENTRAL ANGLE OF 52Deg.21'25", FOR AN ARC LENGTH OF 49.35 FEET TO A
NON-TANGENT CURVE CONCAVE NORTHEASTERLY;
THENCE NORTHERLY ALONG SAID CURVE, HAVING A RADIAL BEARING AT THIS POINT OF NORTH 69Deg.14'41" EAST, AND HAVING A RADIUS OF 54.00 FEET, THROUGH A
CENTRAL ANGLE OF 22Deg.51'57", FOR AN ARC LENGTH OF 21.55 FEET;
THENCE NORTH 87Deg.53'50" WEST, 5.65 FEET TO A NON-TANGENT CURVE CONCAVE
EASTERLY;
THENCE NORTHERLY ALONG SAID CURVE, HAVING A RADIAL BEARING AT THIS POINT OF NORTH 79Deg.16'14" EAST, AND HAVING A RADIUS OF 54.00 FEET, THROUGH A
CENTRAL ANGLE OF 12Deg.50'24", FOR AN ARC LENGTH OF 12.10 FEET;
THENCE NORTH 02Deg.06'38" EAST, 124.76 FEET TO A CURVE CONCAVE WESTERLY;
THENCE NORTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 1,533.00 FEET, THROUGH A CENTRAL ANGLE OF 09Deg.23'41", FOR AN ARC LENGTH OF 251.36 FEET TO A REVERSE CURVE CONCAVE EASTERLY;
THENCE NORTHERLY ALONG SAID CURVE, HAVING A RADIAL BEARING AT THIS POINT OF NORTH 82Deg.42'57" EAST, AND HAVING A RADIUS OF 100.00 FEET, THROUGH A
CENTRAL ANGLE OF 16Deg.15'32", FOR AN ARC LENGTH OF 28.38 FEET;
THENCE NORTH 08Deg.58'29" EAST, 87.28 FEET TO A CURVE CONCAVE SOUTHWESTERLY; THENCE NORTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 70.00 FEET, THROUGH A CENTRAL ANGLE OF 57Deg.17'14", FOR AN ARC LENGTH OF 69.99 FEET;
THENCE NORTH 48Deg.18'45" WEST, 28.67 FEET TO A CURVE CONCAVE NORTHEASTERLY; THENCE NORTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 50.00 FEET, THROUGH A CENTRAL ANGLE OF 32Deg.36'31", FOR AN ARC LENGTH OF 28.46 FEET TO A REVERSE CURVE CONCAVE SOUTHWESTERLY;
THENCE NORTHWESTERLY ALONG SAID CURVE, HAVING A RADIAL BEARING AT THIS POINT OF SOUTH 74Deg.17'46" WEST, AND HAVING A RADIUS OF 1,533.00 FEET, THROUGH A CENTRAL ANGLE OF 13Deg.01'04", FOR AN ARC LENGTH OF 348.30 FEET TO A REVERSE CURVE CONCAVE NORTHEASTERLY;

THENCE NORTHERLY ALONG SAID CURVE, HAVING A RADIAL BEARING AT THIS POINT OF NORTH 61Deg.16'42" EAST, AND HAVING A RADIUS OF 1,475.00 FEET, THROUGH A CENTRAL ANGLE OF 23Deg.43'18", FOR AN ARC LENGTH OF 610.68 FEET;

THENCE NORTH 61Deg.12'01" EAST, 26.67 FEET TO THE EAST LINE OF CARNEGIE ROAD
AS SHOWN IN BOOK 64 OF PLATS, PAGE 68, OFFICIAL RECORDS OF CLARK COUNTY, NEVADA, AND BEING A NON-TANGENT CURVE CONCAVE EASTERLY;
THENCE NORTHERLY ALONG SAID EAST LINE AND CURVE, HAVING A RADIAL BEARING AT THIS POINT OF NORTH 85Deg.42'32" EAST, AND HAVING A RADIUS OF 1,450.00 FEET,
THROUGH A CENTRAL ANGLE OF 04Deg.48'01", FOR AN ARC LENGTH OF 121.48 FEET TO
A NON-TANGENT CURVE CONCAVE NORTHERLY;
THENCE EASTERLY ALONG SAID CURVE, HAVING A RADIAL BEARING AT THIS POINT OF NORTH 02Deg.19'07" WEST, AND HAVING A RADIUS OF 6,242.00 FEET, THROUGH A CENTRAL
ANGLE OF 04Deg.02'40", FOR AN ARC LENGTH OF 440.60 FEET;
THENCE NORTH 84Deg.03'59" EAST, 82.95 FEET TO A CURVE CONCAVE SOUTHERLY;
THENCE EASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 179.00 FEET, THROUGH A CENTRAL ANGLE OF 02Deg.37'50", FOR AN ARC LENGTH OF 8.22 FEET;
THENCE NORTH 86Deg.41'49" EAST, 122.27 FEET TO A CURVE CONCAVE SOUTHERLY;
THENCE EASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 25.00 FEET, THROUGH A CENTRAL ANGLE OF 08Deg.39'08", FOR AN ARC LENGTH OF 3.78 FEET;
THENCE SOUTH 84Deg.39'03" EAST, 81.20 FEET; THENCE NORTH 86Deg.41'49"
EAST, 2.41 FEET TO A CURVE CONCAVE NORTHERLY;
THENCE EASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 233.50 FEET, THROUGH A CENTRAL ANGLE OF 02Deg.37'50", FOR AN ARC LENGTH OF 10.72 FEET;
THENCE NORTH 84Deg.03'59" EAST, 160.52 FEET TO A CURVE CONCAVE
SOUTHWESTERLY;
THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 25.00 FEET, THROUGH A CENTRAL ANGLE OF 80Deg.23'54", FOR AN ARC LENGTH OF 35.08 FEET;
THENCE SOUTH 15Deg.32'07" EAST, 235.93 FEET TO A CURVE CONCAVE
NORTHEASTERLY;
THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 1,033.00 FEET, THROUGH A CENTRAL ANGLE OF 05Deg.26'15", FOR AN ARC LENGTH OF 98.03 FEET TO A
REVERSE CURVE CONCAVE SOUTHWESTERLY;
THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIAL BEARING AT THIS POINT OF SOUTH 69Deg.01'38" WEST, AND HAVING A RADIUS OF 967.00 FEET, THROUGH A
CENTRAL ANGLE OF 05Deg.26'15", FOR AN ARC LENGTH OF 91.77 FEET;
THENCE SOUTH 15Deg.32'07" EAST, 152.13 FEET TO A CURVE CONCAVE WESTERLY;
THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 100.00 FEET, THROUGH A CENTRAL ANGLE OF 19Deg.03'57", FOR AN ARC LENGTH OF 33.28 FEET;
THENCE SOUTH 03Deg.31'50" WEST, 84.72 FEET TO A CURVE CONCAVE NORTHEASTERLY; THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 70.00 FEET, THROUGH A CENTRAL ANGLE OF 70Deg.10'35", FOR AN ARC LENGTH OF 85.74 FEET TO A REVERSE CURVE CONCAVE SOUTHWESTERLY;
THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIAL BEARING AT THIS POINT OF SOUTH 23Deg.21'15" WEST, AND HAVING A RADIUS OF 30.00 FEET, THROUGH A
CENTRAL ANGLE OF 52Deg.48'05", FOR AN ARC LENGTH OF 27.65 FEET TO A REVERSE CURVE CONCAVE NORTHEASTERLY;
THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIAL BEARING AT THIS POINT OF NORTH 76Deg.09'20" EAST, AND HAVING A RADIUS OF 471.00 FEET, THROUGH A
CENTRAL ANGLE OF 20Deg.13'43", FOR AN ARC LENGTH OF 166.29 FEET;
THENCE SOUTH 34Deg.04'23" EAST, 91.73 FEET TO A CURVE CONCAVE NORTHEASTERLY;

THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 233.00 FEET, THROUGH A CENTRAL ANGLE OF 05Deg.43'01", FOR AN ARC LENGTH OF 23.25 FEET;
THENCE SOUTH 39Deg.47'24" EAST, 416.71 FEET TO A CURVE CONCAVE WESTERLY;
THENCE SOUTHERLY ALONG SAID CURVE, HAVING A RADIUS OF 54.00 FEET, THROUGH A CENTRAL ANGLE OF 89Deg.57'02", FOR AN ARC LENGTH OF 84.78 FEET TO THE NORTH
LINE OF SAID PASEO VERDE PARKWAY;

THENCE ALONG SAID NORTH LINE THE FOLLOWING TWO (2) COURSES:

         1. SOUTH 50Deg.09'37" WEST, 52.38 FEET TO A CURVE CONCAVE
NORTHWESTERLY;
         2. SOUTHWESTERLY ALONG SAID CURVE, HAVING A RADIUS OF 1,352.50 FEET, THROUGH A CENTRAL ANGLE OF 40Deg.57'04", FOR AN ARC LENGTH OF 966.67 FEET TO A COMPOUND CURVE CONCAVE NORTHERLY;

THENCE LEAVING SAID NORTH LINE, AND WESTERLY ALONG SAID CURVE, HAVING A RADIAL BEARING AT THIS POINT OF NORTH 01Deg.06'41" EAST, AND HAVING A RADIUS OF
100.00 FEET, THROUGH A CENTRAL ANGLE OF 20Deg.47'05", FOR AN ARC LENGTH OF
36.28 FEET TO A REVERSE CURVE CONCAVE SOUTHERLY;
THENCE WESTERLY ALONG SAID CURVE, HAVING A RADIAL BEARING AT THIS POINT OF SOUTH 21Deg.53'46" WEST, AND HAVING A RADIUS OF 100.00 FEET, THROUGH A CENTRAL
ANGLE OF 19Deg.47'20", FOR AN ARC LENGTH OF 34.54 FEET TO THE POINT OF
BEGINNING.

BASIS OF BEARINGS:

NORTH 01Deg.01'26" EAST, BEING THE BEARING OF THE WEST LINE OF THE SOUTHWEST QUARTER
(SW 1/4) OF SECTION 19, TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., CITY OF HENDERSON, CLARK COUNTY, NEVADA, AS SHOWN IN FILE 88 OF PARCEL MAPS, PAGE 45, OFFICIAL RECORDS OF CLARK COUNTY, NEVADA.

END OF DESCRIPTION.

                                    EXHIBIT H

                           Example of Shared Expenses

The following are examples of costs that are allocated between Parent's Subsidiaries that operate non-restricted gaming facilities (the
"Hotel/Casinos").

ROOM RESERVATIONS- Room Reservations is a centralized function that is accounted for at the Parent level. This department books all rooms pre-sold at the Hotel/Casinos. The costs incurred by Room Reservations relate to payroll, telephone service fees, and reservation fees paid for reservations booked by outside vendors. These costs are allocated based on each Hotel/Casino's share of total room inventory controlled by Parent's Subsidiaries.

STATION ADVERTISING- Parent's in-house advertising department performs various advertising functions for the Hotel/Casinos, including the following, the costs of which are allocated as follows:

         - Media purchases - billed directly to the Hotel/Casino which required the purchase at 100% of cost (Purchasing media in-house avoids paying a 15% media commission to an outside advertising agency).
         -        Multi-Hotel/Casino media - allocated based upon a formula
                  (generally).
         -        Public relations--allocated equally between all Hotel/Casinos.
         - Special promotions - system-wide (allocated on a formula dependent upon participation).
         - Special promotions - single Hotel/Casino; billed to that Hotel/Casino.
         - In-house production - publications for human resources, video production, commercials, sign animation, web-site, etc. (allocated based upon the type of activity and the number of Hotel/Casinos participating).
         - General operations - allocated based on a total revenue formula.

INFORMATION TECHNOLOGY (IT) - Parent runs its IT group centrally, allowing for specialists (programmers, help-desk, system administrators, etc.) to perform services at all Hotel/Casinos. This centralization and allocation eliminates the need for each Hotel/Casino to hire specialists and purchase related equipment. Direct costs, such as maintenance or service agreements for on-property equipment, are billed directly to the applicable Hotel/Casinos. Indirect costs (primarily payroll and related benefits costs) are allocated to the Hotel/Casinos based upon percentage of total revenue.

CENTRAL MAIL - Parent processes all direct mail at a central location rather than outsourcing this function. The capital and operating costs of this function are allocated to each Hotel/Casino based upon the actual volume of mailings performed for that Hotel/Casino.

FOOD & BEVERAGE MANAGEMENT - In order to ensure that the food and beverage operations at each of the Hotel/Casinos remains at the highest level of quality and consistency, Parent has centralized the supervision of food and beverage activities. This function is allocated equally between the Hotel/Casino. The costs allocated are primarily payroll and related benefit costs, as well as travel and entertainment, general supplies, and some consulting expenses.

RELATIONSHIP MARKETING - Parent operates its relationship marketing (database marketing) function centrally and allocates all costs equally between the Hotel/Casinos. The costs allocated are primarily payroll and related benefit costs as well as travel and entertainment expenses.
BANK CHARGES - Parent manages its banking relationships centrally and bills each Hotel/Casino for direct charges generated by that Hotel/Casino. These costs are specifically identifiable to the Hotel/Casino and relate to the transaction charges, primarily generated in the cage. No payroll is allocated for this item. Transactions include check cashing, purchasing and depositing currency, armored car services, etc.

SPORTSBOOK - Parent manages its race and sportsbook operations centrally and allocates costs equally to each Hotel/Casino for the personnel required to administer this function. The costs allocated are primarily payroll and related benefit costs.

PAYROLL DEPARTMENT - Parent processes all Nevada payroll from a central location and allocates the costs related to this function based on the number of employees at each Hotel/Casino. The costs allocated are primarily payroll and related benefits costs.

                                    EXHIBIT I

                                Station Guaranty

                                    GUARANTY

         The undersigned Station Casinos, Inc. (the "GUARANTOR"), a Nevada corporation and the parent corporation of G.V. Ranch Station, Inc. ("STATION"), hereby irrevocably and unconditionally guarantees the payment and performance by Station pursuant to SECTIONS 4.1(b) AND 4.2 of the Operating Agreement (the "AGREEMENT") of Green Valley Ranch Gaming, LLC (the "COMPANY") to the same extent that Station is bound thereby. Such Guaranty is for the benefit of the Company and, to the extent that Station fails to make any required contribution of capital under the Agreement and GCR is not in default under the Agreement, for the benefit of GCR, each independently and severally, and such Guaranty also is a guaranty of the Twenty-Five Percent Payment for the period commencing on the date on which Station's payment obligation accrues and ending on the earlier to occur of (a) one year from such date and (b) the date on which such payment obligation which Station fails to make in breach of the foregoing SECTIONS 4.1(b) AND 4.2 of the Agreement has been satisfied. This Guaranty shall terminate upon the closing of the Construction Financing (as defined in the Agreement). Upon the earlier of the Company closing on the Construction Financing (as defined in the Agreement) or ninety (90) days after Opening of the Project to the public, the obligations guaranteed hereby shall be limited to those set forth in SECTIONS 4.2(b) AND 4.2(c) and the amount of payment and performance guaranteed hereby as required by such sections shall be limited to $15,000,000.00 in aggregate.

         The Guarantor hereby grants to the Company, which may be exercised solely by GCR on behalf of the Company (and to which the Company consents by acceptance of this Guaranty), in GCR's sole discretion and without notice to, or consent by, the Guarantor, but subject to the terms and conditions of the Agreement, the power and authority to modify, waive, renew, compromise, extend, accelerate or otherwise change the time or place of payment of or to otherwise change the terms of the payment of the amounts guaranteed hereby, the other obligations guaranteed hereby or the provisions of the Agreement related thereto. The liability of the Guarantor shall not be terminated, affected, impaired or reduced in any way by any action taken by GCR under the foregoing provision or any other provision hereof or by any delay, failure or refusal of GCR to exercise any right or remedy it may have against Station, or any other person, including other guarantors, if any, liable for all or any part of the obligations guaranteed hereby.

         Satisfaction by the Guarantor of any liability hereunder incident to a particular default under the Agreement, if additional default(s) shall occur under the Agreement, shall not discharge the Guarantor except with respect to the default satisfied, it being the intent hereof that this Guaranty and the obligations of the Guarantor hereunder shall be continuing and irrevocable and shall survive until termination of the Agreement, and shall survive termination of the Agreement to the extent any defaults exist at the time of such termination. Notwithstanding the foregoing or anything else set forth herein, and in addition thereto, if at any time all or any part of any payment received by GCR or the Company from the Guarantor under or with respect to this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, determination that said payment was a voidable preference under insolvency, bankruptcy or reorganization laws), then the Guarantor's obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous receipt of payment by GCR or the Company, and Guarantor's obligations hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment to GCR or the Company had never been made. The provisions of the foregoing sentence shall survive termination of this Guaranty and of the Agreement, and shall remain a valid and binding obligation of the Guarantor until satisfied.

         The Guarantor hereby waives notice of acceptance of this Guaranty by GCR or the Company and this Guaranty shall immediately be binding upon the Guarantor. In addition, to the extent permitted by law, the undesigned hereby waives and agrees not to assert or take advantage of: (a) any right to require GCR or the Company to proceed against Station or the Company or any other person at any time or to pursue any other remedy in GCR's or the Company's power before proceeding against the Guarantor hereunder; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of the payment of the amounts guaranteed or the performance of any other obligations guaranteed hereby; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of GCR or the Company to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (d) demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind; (e) any defense based upon an election of remedies by GCR or the Company which destroys or otherwise impairs any or all of the subrogation rights of the Guarantor, the right of the Guarantor to proceed against Station or the Company or any other person for reimbursement, or both; (f) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty; or
(g) any duty on the part of GCR or the Company to disclose to the Guarantor any facts GCR or the Company may now or hereafter know about Station or the Company, regardless of whether GCR or the Company had reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of Station or the Company and of any and all circumstances bearing on the risk that liability may be incurred by the Guarantor hereunder.

         The liability of the Guarantor under this Guaranty shall be an absolute, direct, immediate and unconditional guaranty of payment and performance and not of collectability, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreement. The obligations of the Guarantor hereunder are independent of the obligations of Station and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against the Guarantor whether or not Station is joined therein or a separate action or actions are brought against Station. GCR or the Company may maintain successive actions for other defaults. GCR's and the Company's rights hereunder shall not be exhausted by its exercise of any of their rights or remedies or by any such action or by any number of successive actions and the Guarantor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments. It is expressly understood that the obligations of the Guarantor hereunder are an additional and cumulative benefit given to GCR and the Company for their security and as an inducement to execute the Agreement. The amount of the Guarantor's liability and all rights, powers and remedies of GCR and the Company hereunder shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to GCR or the Company under the Agreement or otherwise by law (except as expressly set forth in the Agreement).

         All notices or other communications provided for or permitted hereunder shall be in writing and shall be given in the same manner as provided in SECTION
8.1 of the Agreement and be deemed given as set forth therein, when addressed to the Guarantor at: 2411 Sahara Avenue, Las Vegas, Nevada 89102, GCR as set forth in EXHIBIT M of the Agreement, and the Company at its registered offices.

         The Guarantor hereby agrees to pay to GCR or the Company, as the case may be, upon demand, reasonable attorneys' fees and all costs and other expenses which either or both expends or incurs in enforcing the obligations guaranteed hereby or enforcing this Guaranty against the Guarantor whether or not suit is filed, including, without limitation, all reasonable attorneys' fees, costs and expenses incurred by either or both in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Station or the Guarantor which in any way affect the exercise by GCR or the Company, as the case may be, of its rights and remedies hereunder. Until paid to GCR or the Company, as the case may be, such attorneys' fees, costs and expenses shall bear interest at the rate of twenty-five percent (25%) per annum.

         Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

         No provision of this Guaranty or right of GCR or the Company hereunder can be waived nor can the Guarantor be released from its obligations hereunder except by a writing duly executed by GCR and the Company or unless this Guaranty terminates pursuant to the terms hereof. This Guaranty may not be modified, amended, revised, changed or varied in any way whatsoever except by the express terms of a writing duly executed by GCR, the Company and the Guarantor.

         In the event that GCR assigns its Membership Interest pursuant to
SECTION 5.2(a) of the Agreement, this Guaranty shall automatically be assigned therewith in whole or in part, as applicable, without the need of any express assignment; provided, however, in the event that Station assigns its Membership Interest to GCR pursuant to a put or a call under the Agreement, this Guaranty shall terminate and be of no force or effect for any defaults arising after such assignment. This Guaranty is personal to the Guarantor and cannot be assigned without the prior written approval of GCR, which approval shall be in its sole discretion, and any assignment in violation of this provision shall be null and void. Subject to the provisions of this paragraph, this Guaranty shall inure to the benefit of and bind the heirs, legal representatives, administrators, executors, successors and assigns of GCR and the Guarantor.

         This Guaranty shall be governed by and construed in accordance with the laws of the State of Nevada. In any action brought under or arising out of this Guaranty, the Guarantor hereby consents to the jurisdiction of any competent court within the State of Nevada and consents to service of process by any means authorized by the law of the State of Nevada.

         The Guarantor hereby agrees that it will not and will not permit its directors, officers, stockholders, members, managers, partners and other Affiliates to take any action that could reasonably be expected to prevent, hinder or delay the performance of the undersigned of its obligations hereunder, including, without limitation, transferring any assets of the Guarantor outside the ordinary course of business that could reasonably be expected to prevent, hinder or delay the performance of the undersigned of its obligations hereunder.

         The undersigned represents and warrants that:

         (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized;

         (b) It has full corporate or limited liability company power and authority to enter into and perform this Guaranty;

         (c) The execution, delivery and performance of this Guaranty has been duly authorized by all necessary corporate or limited liability company action by such party and, if necessary, its equityholders;

         (d) This Guaranty has been duly executed and delivered by a duly authorized officer or other representative of such party and constitutes the legal, valid and binding obligation of such party enforceable in accordance with its respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditor's rights generally, and except that the availability of equitable remedies is subject to judicial discretion);

         (e) No consent, approval, order, license, authorization or validation of, or filing, recording or registration with, or exemption of or by any person or entity is required in connection with the execution, delivery and performance of this Guaranty by such party; and

         (f) Neither the execution, delivery or performance by such party of this Guaranty, nor compliance by such party with the terms and provisions hereof will: (i) contravene any applicable provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, or (ii) conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any security interest or other lien upon any of the property or assets of such party pursuant to the terms of any indenture, mortgage, deed of trust or other instrument to which such party is a party or by which such party or any of its property or assets is bound or may be subject.

         Dated this ____ day of March, 2000.

                                               STATION CASINOS, INC.

                                               By:
                                                  ----------------------------
                                               Title:
                                                     -------------------------

                                    EXHIBIT J

                            Articles of Organization

                                    EXHIBIT K

                          Grant, Bargain and Sale Deed

                            GRANT, BARGAIN, SALE DEED

THIS INDENTURE WITNESSETH:   That ______________________________________________
________________________________________________________________________________
FOR A VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, do hereby Grant, Bargain, Sell and Convey to ______________________________________
________________________________________________________________________________
all that real property situated in the _____________________ County of _____________________ State of Nevada, bounded and described as follows:

                           See ANNEX 1 attached hereto and incorporated herein by this reference. [See Legal Description of Resort Property in Operating Agreement]

Together with all and singular the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining, subject to the matters set forth on ANNEX 2 attached hereto and incorporated herein by this reference. [See "Permitted Exceptions in Operating Agreement"]

Witness _______________ hand ________ this day of _____________________, 19____


STATE OF NEVADA       }                      ___________________________________
                                 }  SS.      ___________________________________
COUNTY OF ___________ }                      ___________________________________

On ___________________________________________ Before me, a Notary Public,
personally appeared personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument and acknowledged that he (she or they) executed it.

Signature _____________________________________
                  (Notary Public)

(Notarial Seal)

--------------------------------------------------------------

ESCROW NO.:

_______________

MAIL TAX STATEMENTS TO:_______________________________________

______________________________________________________________

______________________________________________________________

                                    EXHIBIT L

                          GCR Property Representations

         GCR represents and warrants to the Company and Station that the following matters are true and correct as of the execution of this Agreement and, subject to SECTION 4.1(a) of the Agreement, will also be true and correct as of the date of transfer of the Resort Property to the Company as if made on the date thereof:

                  (1) With respect to the Resort Property, and except as contained in the Property Documents (defined below), GCR has received no written notice from any governmental authority advising GCR of (i) a violation of any laws or regulations (whether now existing or which will exist with the passage of time) or (ii) any action which must be taken to avoid a violation thereof.

                  (2) Prior to the Effective Date, GCR has delivered to Station copies of all of the following (the "PROPERTY DOCUMENTS") which are in its or its Affiliates' possession and of which GCR has actual knowledge:

                           (1) Copies of all surveys of the Resort Property and
all plans and specifications for improvements to be constructed on the Resort Property, which surveys, plans and specifications first were created by GCR or its Affiliates or delivered to GCR or its Affiliates on or after January 1, 1998;

                           (2) Copies of any inspection, engineering,
environmental or architectural studies or reports which relate to the physical condition of the Resort Property or to the improvements contemplated to be constructed on the Resort Property pursuant to this Agreement, which studies or reports were first created by GCR or its Affiliates or delivered to GCR or its Affiliates on or after January 1, 1998.

                           (3) A copy of the bill or bills issued for the most
recent year for which bills have been issued for all real estate taxes or assessments currently applicable to the Resort Property and a copy of any and all real estate tax or assessment notices currently applicable to the Resort Property (collectively, the "TAX BILLS").

                           (4) A copy of all outstanding management,
maintenance, repair, service and supply contracts (including, without limitation, grading, quarry and landscaping agreements), equipment rental agreements, all contracts for repair or capital replacement to be performed at the Resort Property, and any other contracts relating to or affecting the Resort Property (other than Leases), any of the foregoing of which has a remaining payment obligation in excess of $100,000 and which will be binding upon the Resort Property or the Company subsequent to the transfer to the Company (collectively, the "CONTRACTS").

                           (5) A copy of all leases and any other agreements
which are in effect thereto with the tenants of the Resort Property (the "LEASES").

                           (6) Copies of all licenses, permits, authorizations
and approvals obtained by GCR or its Affiliates that currently or will in the future apply to the Resort Property as they relate to the Project, or any portion thereof, occupancy thereof or any present use thereof (the "GOVERNMENTAL PERMITS").

                           (7) A copy of all outstanding guarantees and
warranties covering the Resort Property.

                           (8) Copies of pending insurance claims or
litigation documents relating to the Resort Property.

                  (3) Except as contained in the Property Documents, to GCR's actual knowledge, there are no leases, rental, tenancy or occupancy agreements binding all or any portion of the Resort Property.

                  (4) Except as contained in the Property Documents, GCR has no actual knowledge of any documents, materials or studies not in GCR's or its Affiliates' possession that disclose material facts that would materially adversely affect the development of the Resort Property for the Project.

                  (5) Upon the formation of the Company or transfer of the Resort Property to the Company, there will be no brokerage fees or commissions or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation, or other entity, with respect to or on account of the formation of the Company or transfer of the Resort Property, arising by, through or under GCR or its Affiliates.

                  (6) SCHEDULE I attached hereto is a schedule of all of the Contracts of which GCR has actual knowledge which have been or shall be delivered or made available to Station. To GCR's actual knowledge, except as disclosed to Station in writing, the Contracts are in full force and effect, without material default by any party and without any material claims made for the right of setoff, except as expressly provided by the terms of such Contracts or as disclosed to Station in writing at the time of such delivery. To GCR's actual knowledge, except as disclosed to Station in writing, the Contracts constitute the entire agreements with such vendors with respect to the specific scope of work set forth therein relating to the Resort Property, have not been amended, modified or supplemented, except for such amendments, modifications and supplements delivered to Station, and to GCR's actual knowledge, there are no other agreements with any third parties affecting the Resort Property with a remaining payment obligation in excess of $100,000, which will be binding on the Resort Property or the Company subsequent to the transfer to the Company.

                  (7) Except as set forth in the Property Documents or disclosed in writing to Station, to GCR's actual knowledge, there are no condemnation, environmental, zoning or other land-use regulation proceedings with respect to the Resort Property, either instituted or overtly threatened, which would materially detrimentally affect the value of the Resort Property or the use and operation of the Resort Property for the Project.

                  (8) Except as contained in the Property Documents, to GCR's actual knowledge, no "HAZARDOUS MATERIALS" are used, generated, transported, treated, constructed, deposited, stored, dispensed, placed or located in, on or under the Resort Property including, without limitation, the groundwater located thereunder, except for those quantities of Hazardous Materials which do violate applicable environmental laws. For the purpose of this Agreement, "Hazardous Materials" shall include, but not be limited to, (A) substances defined as "hazardous materials," "hazardous substances," "hazardous wastes," or "toxic substances" in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, ET SEQ.; the Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; the Resource Conservation and Recovery Act 42 U.S.C. Section 6901 ET SEQ.; applicable state and local statutes and regulations; and in the regulations adopted and publications promulgated pursuant to said laws from time to time, and (B) any chemical, material, substance or other matter of any kind whatsoever which is prohibited, regulated or limited by any federal, state, local, county or regional authority or legislation, including, without limitation, that enumerated above in Clause (A). Except as set forth in the Property Documents, to GCR's actual knowledge, there is no asbestos or PCB contained in or stored on the Resort Property including, without limitation, the materials comprising the Improvements. Notwithstanding anything herein to the contrary, GCR discloses and modifies the foregoing representations, and Station and the Company acknowledge, that vacated Lake Mead Drive is situated near or on portions of the Resort Property, and that the Resort Property may contain such Hazardous Materials as may result from such a roadway or the use thereof, including, but not limited to, petroleum products and brake dust (e.g., asbestos), and agrees to accept the Resort Property subject to the same.

                  (9) Except as set forth in the Property Documents or disclosed to Station, GCR has not received any written notice from any insurance carrier or any of the tenants under the Leases of any material defects in the Resort Property, or in any portion thereof, which would materially adversely affect the insurability thereof or the cost of such insurance.

                  (10) Except as set forth in SCHEDULE II attached hereto or as set forth in the Property Documents, there are no pending, or, to GCR's actual knowledge, overtly threatened legal proceedings or actions of any kind or character with respect to the Resort Property which would materially adversely affect the Resort Property or GCR's interest therein.

                  (11) GCR is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Internal Revenue Code of 1986 (the "Code"), and GCR will furnish to the Company and Station, prior to the transfer of title to the Resort Property, an affidavit to that effect in form reasonably satisfactory to Station.

         The representations and warranties made in this Agreement by GCR shall be continuing and shall be deemed remade by GCR as of the transfer of the Resort Property to the Company with the same force and effect as if in fact made at that time, subject, however, to the provisions of SECTION 4.1(a) of the Agreement. None of the representations or warranties made in this Agreement shall merge into any instrument or conveyance delivered at the transfer of the Resort Property to the Company but shall survive the transfer of the Resort Property to the Company for a period of 12 months. Notwithstanding anything to the contrary herein, to the extent Scott Nielson, Bill Warner, Frank Fertitta, or Glenn Christenson have actual knowledge of any incorrect statement in any representation or warranty made by GCR, neither Station nor the Company can rely on such representation or warranty. As used herein, "GCR'S ACTUAL KNOWLEDGE" means the current, actual personal knowledge of only Phillip Peckman, Chris Philibbosian, Rob Solomon, Mitchell Mize and John Kilduff, without investigation and without imputation of any other person's knowledge. The fact that reference is made to the personal knowledge of named individuals shall not render such individuals personally liable for my breach of any of the foregoing representations and warranties. The Company and Station shall have those remedies set forth in the Agreement for the breach of any representation or warranty.

                                    EXHIBIT M

                                Notice Addresses

Company:                Green Valley Ranch Gaming, LLC
                        2411 Sahara Avenue
                        Las Vegas, NV 89102
                        Attention: Frank J. Fertitta III

with copy to:           Station Casinos, Inc.
                        2411 Sahara Avenue
                        Las Vegas, NV 89102
                        Attn:  Scott M. Nielson, Esq.

GCR:                    GCR Gaming, LLC
                        c/o The Greenspun Corporation
                        901 North Green Valley Parkway, Suite 210
                        Henderson, NV 89014
                        Attention: Brian Greenspun

with copy to:           GCR Gaming Guarantor, LLC
                        c/o The Greenspun Corporation
                        901 North Green Valley Parkway, Suite 210
                        Henderson, NV 89014
                        Attention: Brian Greenspun

with copy to:           The Greenspun Corporation
                        901 North Green Valley Parkway
                        Suite 210
                        Henderson, NV 89014
                        Attn: Phillip J. Peckman

Station:                G.V. Ranch Station, Inc.
                        2411 Sahara Avenue
                        Las Vegas, NV 89102
                        Attention: Scott M. Nielson, Esq.

Parent:                 Station Casinos, Inc.
                        2411 Sahara Avenue
                        Las Vegas, NV 89102
                        Attention: Scott M. Nielson, Esq.

Manager:                G.V. Ranch Station, Inc.
                        2411 Sahara Avenue
                        Las Vegas, NV 89102
                        Attention: Frank J. Fertitta III

with copy to:           Station Casinos, Inc.
                        2411 Sahara Avenue
                        Las Vegas, NV 89102
                        Attn: Scott Nielson, Esq.

                                   SCHEDULE I

                                    Contracts

                  1. Martin & Martin, Phases II and III, dated 6/3/99, in the amount of $287,320.00.

                  2. Lifescapes International Inc., dated 6/29/99, in the amount of $530,200.00.

                  3. Martin & Martin, Resort Perimeter Roads, dated 12/21/99, in the amount of $109,900.00.

                                   SCHEDULE II

                                LEGAL PROCEEDINGS

         None.